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Filed pursuant to Rule 424(b)(5)
Registration No. 333-171093

PROSPECTUS SUPPLEMENT
(To prospectus dated January 31, 2011)

5,000,000 Shares

Zhongpin Inc.

Common Stock

        We are offering 5,000,000 shares of common stock.

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "HOGS." The last reported sale price of our common stock on the NASDAQ Global Select Market on March 17, 2011, was $14.50 per share.

        Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-12 of this prospectus supplement.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer
Per Share	$14.10	$0.705	$13.395
Total	$14.10	$3,525,000	$66,975,000

Delivery of the shares of common stock will be made on or about March 22, 2011.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse

Cowen and Company	Oppenheimer & Co.

Maxim Group LLC

The date of this prospectus supplement is March 18, 2011.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        On December 10, 2010, we filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (File No. 333-171093) utilizing a shelf registration process relating to the securities described in this prospectus supplement. This registration statement was declared effective on January 31, 2011.

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information about the securities we may offer from time to time. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus or any document incorporated herein or therein, you should rely on the information in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide to you in connection with this offering of our common stock. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, the common stock offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. You should carefully read this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering of our common stock, together with the additional information described under the heading "Where You Can Find More Information."

        You should not assume that the information in this prospectus supplement, the accompanying prospectus, or any free writing prospectus is accurate as of any date other than the date on the front of such document, or any document incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate as of any date other than its filing date. Our business, financial condition, results of operations and prospects may have changed since then. The information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate only as of the date on the front of such document, and the information contained in any document incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate only as of its filing date, regardless of the time of delivery of such document or of any sale of the common stock offered by this prospectus supplement.

        In this prospectus supplement, "Zhongpin," the "Company," "we," "us" and "our" refer to Zhongpin Inc. and its consolidated subsidiaries and references to "$" and "dollars" are to U.S. dollars, in each case unless otherwise indicated or the context suggests otherwise.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. Before making an investment decision, you should read carefully this entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors, financial statements and notes thereto contained in our annual report on Form 10-K for the year ended December 31, 2010.

Our Business

Overview

        We are a leading meat and food processing and distribution company based in the People's Republic of China (the "PRC" or "China"). We specialize in pork and pork products, as well as vegetables and fruits, and are focused on developing what we believe is a nationally recognized brand of high-quality, fresh-tasting, healthy and nutritious meat and food products targeting China's middle class. As of December 31, 2010, our product line included over 390 unique meat products, including chilled pork, frozen pork and prepared meats, and over 35 vegetable and fruit products. We sell these products on both a wholesale basis to 31 fast food companies in China, 59 processing factories and other purchasers, and on a retail basis through an exclusive network of showcase stores, branded stores and supermarket counters.

        We currently have 13 processing plants in China, located in Henan, Jilin and Sichuan provinces and in the municipality of Tianjin. Our total production capacity for chilled pork and frozen pork is approximately 1,566 metric tons per day, based on an eight-hour working day, or approximately 563,760 metric tons on an annual basis. In addition, we have production capacity for prepared meats of 250 metric tons per eight-hour day, or approximately 90,000 metric tons on an annual basis, and for vegetables and fruits of 83.3 metric tons per eight-hour day, or approximately 30,000 metric tons on an annual basis. We also have annual production capacity for food oil (pork oil) of approximately 20,000 metric tons. We use state-of-the-art equipment in all of our processing facilities and sell all of our products under our "Zhongpin" brand name.

        As of December 31, 2010, our wholesale customers included 31 international and domestic fast food companies in China, 59 processing factories and 1,695 school cafeterias, factory canteens, hotels, army bases, and government departments. As of such date, we also sold directly to 3,326 retail outlets, including supermarkets, within China.

        We have an advanced logistics system that integrates transportation, warehouse management, and inventory control systems as well as marketing and manufacturing. To differentiate our company from other food processing companies, we believe that we have also successfully implemented a unique retail strategy that emphasizes the establishment of a network of showcase stores, branded stores and supermarket counters that are exclusive retailers of our product lines. As of December 31, 2010, we had a total of 157 showcase stores, 1,072 branded stores and 2,097 supermarket counter locations. Through this strategy, we have established distribution networks in 20 provinces and in the four central government-administered municipalities of Beijing, Shanghai, Tianjin and Chongqing in the North, East, South and Mid-South regions of China, and have also formed strategic business alliances with leading supermarket chains within China. We also export our products to Europe, Hong Kong as well as other selected countries and regions in Asia.

Our Industry

        The Meat Industry in China.    According to preliminary data contained in an October 2010 report of the United States Department of Agriculture, in 2010, the market for pork in China was the largest in the world, accounting for approximately 49% of global production and consumption. In value terms, China's overall meat industry is the second largest sector in the country's entire retail food market. Historically, the vast majority of meat sales in China have taken place in free wet markets, most of which are found in open-air markets or on streets. These markets provide a venue through which customers can buy live poultry or freshly slaughtered meat produce directly from local farmers. However, with the increase of living and hygiene standards, PRC governmental agencies have encouraged the replacement of open air markets with supermarkets and convenience stores and, consequently, the market share of open air markets has declined. In 2010, the China Meat Association, or CMA, put forth the China Meat Industry Development Strategy Report for 2011-2015, which targets a decrease in sales of room temperature pork to below 50% of total pork sales in cities at or above the county level by 2015. We believe this trend will favorably affect our chilled and frozen pork wholesale business and will result in additional customers for the network of showcase stores, branded stores and supermarket counters that retail our products on an exclusive basis.

        The meat industry in China is characterized by fragmentation, sanitation and hygiene issues, as well as social demographic trends. The meat industry is highly fragmented, and supply is extremely localized with limited distribution capability. China's large size and under-developed transport infrastructure have made it difficult to create national or even regional level brands in the industry.

        There are no governmental restrictions on the ability of foreign entities to enter the meat and food processing business in China, which has been designated as an encouraged industry for foreign investment.

        The Retail Meat Market.    The retail market for fresh and processed meat and meat products in China has grown substantially in value during the past several years, primarily due to the following key factors:

  •
  Increased consumer spending power, which has led to heightened consumer aspirations and the ability of consumers to make more frequent purchases of fresh and processed meat and meat products, as well as purchases of more expensive products;

  •
  Development of more integrated distribution systems and infrastructure throughout China, which has led to better distribution around the country from manufacturer to retailer;

  •
  Rationalization and consolidation of the domestic industry, which has improved industry productivity and profitability, and raised the level of market supply; and

  •
  Increased market penetration of more organized retail outlets with chilled and frozen product display cabinets which, in turn, has created larger overall outlets for fresh and processed meat and meat products.

        These factors have led not only to increased consumer demand, but also to improvements in the ability of meat processors and distributors to get their products to consumers in fresher condition. Meat processors also have helped to increase demand by increasing the variety of products they are able to supply.

        As consumer lifestyles in China's cities have become busier, people are finding that they have less time to prepare meals at home from fresh products alone. This has created a market for more convenient foods, such as partly cooked meats, processed meats and ready-to-eat meals containing meat.

        We believe that retail sales of frozen and chilled meat products have been growing fast over the past several years. Improvements in the retail infrastructure helped to spur growth in these sectors, but the proliferation of better-equipped stores containing chiller and freezer cabinets is only part of the equation. Just as important is the success of major players in developing—and generating widespread consumer interest in—new products at a time when local consumers have been looking to spend their increased incomes on more meat products. Furthermore, the spread of more organized retailers into rural areas, particularly through the rural retail chain store program is encouraging the use of chiller and freezer cabinets in the countryside at a time when the rural appliance rebate scheme is driving strong growth in rural sales of household appliances, especially refrigerators. This is creating new markets for chilled and frozen food in rural areas, as well as new potential growth for sales of frozen and chilled meats.

        We believe that total sales value in the meat sector will follow similar trends to those seen in recent years, though probably at more consistent rates. Overall growth rates are expected to see continued slowing as the market matures, but we expect chilled and frozen meats and prepared meat products to still experience rapid growth as a result of increased demand and continuing market penetration due to the spread of modern retail outlet chains such as hypermarkets, supermarkets and convenience stores.

        In December 2009, the PRC Ministry of Commerce issued the Hog Slaughtering Industry Development Guidelines for 2010-2015. The guidelines state that the government will control the number of slaughterhouses in China and specifically that there should be less than four slaughterhouses in urban areas of municipalities and cities with a resident population of five million or more, and less than two slaughterhouses in urban areas of other cities at or above the prefecture level.

        In June 2010, the CMA put forth the China Meat Industry Development Strategy Report for 2011-2015. In that report, CMA provided a development roadmap and targets for the meat industry for the coming five years:

  •
  By 2015, to decrease sales of room temperature pork to below 50% of total pork sales in cities at or above the county level in China;

  •
  By 2015, to increase sales of chilled pork to around 30% of total pork sales in China;

  •
  By 2015, to decrease outstanding licenses for slaughterhouses from more than 21,000 to around 3,000 in China; and

  •
  To build pork and pork products production bases in North China, Northeast China, East China and Southwest China.

        The report indicates to us that there is an opportunity to consolidate and integrate the industry for companies with strong brand recognition in China's meat industry, high quality facilities and products, strict quality control systems and cold chain logistics capabilities.

        Government and consumers take food safety as one of their top priorities. With the Chinese government's support, the consolidation of the industry is accelerating.

        Our growth strategy will include expanding our production capacity in the strategic areas in response to the suggestions in the report. We plan to build new facilities for chilled and frozen pork, as well as new facilities for prepared pork products and cold chain logistics distribution centers. We may also explore opportunities to acquire companies with strong regional brand recognition that produce prepared pork products using high quality facilities. We expect that these new facilities, together with our existing ones, will help us to build "Zhongpin" into a stronger national brand, increase our market share, revenues and net income and strengthen our ability to take advantage of consolidation opportunities in the meat industry in China.

Competitive Strengths

        We believe that the following competitive strengths enable us to compete effectively in China's meat products market:

        The "Zhongpin" brand name is well-recognized throughout our target markets in China.    We believe that our "Zhongpin" brand is well-recognized in China. We have positioned our brand identity as "health, nutrition, freshness and quality" and we believe our products have a reputation as being clean, fresh, safe, nutritious and healthy. In September 2007, our "Zhongpin" trademark was awarded certification as a "PRC Famous Trademark" by the PRC Trademark Office, and our "Zhongpin" branded chilled pork and frozen pork products were certified as a "PRC Famous Brand Product." Our "Zhongpin" brand name was also recognized as a "Most Competitive Brand" by the Ministry of Commerce in February 2007 as well as a "Most Valuable Meat Brand" by the CMA in September 2009. We believe our brand recognition, market position and customer loyalty, combined with our strong distribution network, give us a competitive advantage in China's meat products market.

        Multi-tiered retail channels serving a diverse customer base.    We have an exclusive network of showcase stores, branded stores and supermarket counters, which supplements our wholesale channels and helps drive the revenues of all of our business lines. As of December 31, 2010, we had a total of 157 showcase stores across China, which are designed to highlight all of our products and reinforce our brand. In addition, we also sell our products to the retail market through exclusive counters in supermarkets, which are owned and operated by supermarkets and local markets, as well as independent stores owned and operated by independent operators. As of December 31, 2010, there were 2,097 Zhongpin supermarket counters and 1,072 branded stores. We believe that our multi-tiered retail strategy helps us attract and maintain key customers. Our key customers include wholesalers, restaurants, supermarkets, large retailers, food processing factories, school cafeterias, factory canteens, hotels, army bases, and government departments throughout China. We believe that we have close, long-standing relationships with most of our major customers and those strong customer relationships, coupled with our multi-tiered retail strategy, effectively reinforce our brand.

        We have an extensive distribution network supported by our strong cold chain logistics capabilities.    Through our key customers, our products reached consumers in 24 provinces in China, including 29 first tier cities, 130 second tier cities and 421 third tier cities, as of December 31, 2010. Our strong cold chain logistics capabilities support the maintenance and expansion of our distribution network. We currently maintain 19 cold chain logistic distribution centers in seven provinces in China. We have 679 refrigerated delivery trucks equipped with GPS and automated temperature control systems. With this system in place, we are able to monitor all aspects of processing and delivery, maintain a precise temperature for our products during the distribution process, and implement significant modifications in our logistics systems on a quick response basis. We believe that the size and breadth of our distribution and sales network, combined with our cold chain logistics capabilities, gives us an advantage over our competitors.

        Strong production capabilities backed by sophisticated research and development and an advanced quality assurance system.    As of December 31, 2010, we had eight slaughterhouses, seven self-owned and one leased, with an aggregate of 563,760 metric tons of chilled and frozen pork capacity and 90,000 metric tons of prepared pork capacity per year. We also have processing capacity for 30,000 metric tons of vegetables and fruit capacity per year. In order to maintain our competitiveness and leading market position, we have a strong focus on research and development with a view to expanding and improving our product offerings as well as developing new processing technologies to expand our production capacity. Applying advanced technology, processing know-how and our knowledge of the China market, our research and development team has a proven track record of developing innovative processed meat products catering to consumer preferences. As of December 31, 2010, we offered 429 pork, vegetable and fruit products to consumers and had over 100 products under development. We have built our business on the principles of ensuring the quality of our products and the safety of our consumers, and have adopted strict quality controls and stringent standards of hygiene. We have quality control procedures at all stages of our procurement and production processes and have purchased state-of-the-art equipment and installed production lines with the most current technology in our processing plants in order to enhance the quality of our products. We believe that our constant emphasis on ensuring quality and hygiene has allowed us to establish our reputation as a leading provider of high quality pork products and will continue to distinguish our products going forward.

        Experienced management team.    Our management team has extensive operating experience and industry knowledge. Led by our founder, Chairman and Chief Executive Officer Mr. Xianfu Zhu, who has over 25 years of experience in the food processing industry in China, our management team comprises seasoned industry veterans with in-depth knowledge of customer trends and extensive relationships with industry participants in China. We believe that our management team's combined experience and capabilities give us the ability to further grow and expand our business.

Our Strategies

        Our long-term business strategy is to establish our company as the leading provider of meats and fresh foods in China. Our goal is to increase our market presence and to provide our customers with the highest quality, freshest, healthiest, most nutritious and safest meat and food products. The key elements of our growth strategy include the following:

        Increase our brand recognition.    We believe we can best achieve sustainable growth through a recognizable brand name. We are focused on building a leading, nationally known brand name in China's food processing industry. To that end, we intend to continue to invest heavily in building our "Zhongpin" brand as a symbol of health, nutrition, freshness and quality. We plan to build our brand by implementing a comprehensive brand awareness program that will focus on advertising and promotion, pricing strategies, distribution channels and packaging design and functionality. In addition, in order to differentiate the quality of our products from those of our competitors and to help foster strong brand recognition with consumers, we have established and implemented a network of specialty grocery stores, branded stores and exclusive supermarket counters to showcase our meat, vegetable and fruit products. As of December 31, 2010, we had 157 showcase stores, 1,072 branded stores and 2,097 "Zhongpin" supermarket counters. We believe our retail stores will create additional brand awareness that will benefit our wholesale customers and showcase all of our products in a manner that will provide consumers with an enhanced appreciation of the scope of our offerings.

        Expand our market presence and strengthen our leading logistics capabilities.    We regard our logistics capabilities as a key to our growth strategy and believe our comprehensive plan for logistics management, which includes the integration and coordination of our transportation and warehouses, warehouse management, inventory and transportation control systems, together with the integration of our marketing and manufacturing efforts, will enable us to accelerate our growth by expanding our operations across China. As of December 31, 2010, we operated sales offices in 127 cities in China and had warehouses in 92 of those cities, including Shanghai, Beijing, Guangzhou, Zhengzhou, Wuhan and Xi'an. We plan to expand our network of sales offices and warehouses into up to ten additional cities in China by the end of 2011 and are targeting cities with more than one million and less than three million residents, annual per capita income exceeding RMB10,000 ($1,466), sufficient infrastructure, including transportation and telecommunications, and a favorable commercial environment.

        Increase our production capacity.    We plan to establish production facilities in, or near, major cities in primary markets of East, Northeast and North China that will increase our overall production capacity. We plan to develop capacity for chilled and frozen pork and prepared pork products as well as cold chain logistics facilities, in all of these targeted markets. We anticipate that we will mainly expand our capacity through building standardized facilities, but may also explore acquisitions and leasing to further expand our capacity.

        Expand and optimize our product lines.    As of December 31, 2010, our product lines included over 390 types of pork products and over 35 different categories of vegetables and fresh fruits. In 2000, we established a research and development center to help us develop new processing technologies and food products. We also engage unaffiliated scientists and experts as our outside technical consultants in the development of new processes and products. Furthermore, our strategic planning and marketing departments conduct market studies that seek to identify developing trends in the meat and fresh foods industries and evaluate the ever-changing consumption patterns of consumers in China. Leveraging the information from these market studies, we intend to strengthen our market position and accelerate our growth by introducing new lines of low temperature meat products, with a view to maintaining customer interest and creating new demand. We also believe the introduction of new products will broaden our product range and make it more difficult for new competitors to enter the market or to attain significant market share. As of December 31, 2010, we had over 100 new products under development.

        Maintain our technological superiority.    We have pursued an integrated approach in designing our operations and have formulated a strategy to address important issues in the meat and fresh foods industry in China, such as hygiene, sanitation and distribution capability, that have historically hindered the development of national brands in the industry. We have purchased state-of-the-art equipment and installed production lines with the most advanced technology in our processing plants. We believe our logistics management capabilities also provide us a competitive advantage by allowing us to implement significant modifications in our logistics systems on a quick response basis. With feedback from our marketing and sales teams, procurement department and strategic planning group, we are able to modify our systems in response to changes in the marketplace, competitive environment, government regulations and technology, such as the use of bar codes to enhance the speed and accuracy of information. We plan to continue to invest in technology to grow our business.

Corporate Information

        Our principal executive offices are located at 21 Changshe Road, Change City, Henan Province, People's Republic of China 461500 and our telephone number is (011) 86 10-82861788. Our website is www.zpfood.com. No information available on or through our website is incorporated into this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.

        The following chart reflects our organizational structure as of the date of this prospectus supplement.

(1)
Under the laws of China applicable at that time, Henan Zhongpin was required to have at least five individual shareholders to use the word "share" in its corporate name. In connection with the transfer of a majority of their shares of Henan Zhongpin to HZFC in May 2005, each of the six individual shareholders of Henan Zhongpin (Xianfu Zhu (currently holding a 1.22% interest in Henan Zhongpin), Baoke Ben (currently holding a 0.13% interest in Henan Zhongpin), Shuichi Si (currently holding a 0.09% interest in Henan Zhongpin), Qinghe Wang (currently holding a 0.09% interest in Henan Zhongpin), Chaoyang Liu (currently holding a 0.09% interest in Henan Zhongpin) and Juanjuan Wang (currently holding a 0.08% interest in Henan Zhongpin)) entered into an agreement with HZFC, the controlling shareholder of Henan Zhongpin, pursuant to which such individual shareholders irrevocably assigned to HZFC all of the economic benefits to which he is or may be entitled as a shareholder of Henan Zhongpin. As a result of such agreements, HZFC, which is a wholly owned indirect subsidiary of our company, is entitled to 100% of any cash dividends declared and paid by Henan Zhongpin and to vote all outstanding shares of capital stock of Henan Zhongpin in any action by the shareholders of Henan Zhongpin.

Recent Developments

        For the year 2011, we expect that our sales revenues should be within a range of US$1.18 billion to $1.23 billion, with gross profit margin within the range of 11.7% to 12.4%, and net income margin within the range of 5.7% to 6.3%. The resulting diluted earnings per share for the year 2011 is currently expected to be within the range of $1.89 to $2.18 per share, assuming average diluted shares of common stock outstanding of about 35.5 million shares in 2011.

        This guidance is based on several assumptions and strategies that include:

  •
  continuation of China's policies designed to stimulate domestic consumption and economic growth;

  •
  average pork prices in China are assumed to increase between 5 and 10% in 2011 from 2010, which would be consistent with steady economic growth and relatively modest inflation;

  •
  a higher percentage of sales from our higher-margin chilled pork and prepared pork products in 2011 than in 2010, while continuing to increase the sales volume of processed pork products to optimize our product structure;

  •
  average capacity utilization rate for 2011 of approximately 79% for pork products;

  •
  increasing distribution efficiencies and reduction in the duration of delivery times by expanding our cold chain logistics system, networks and services;

  •
  continuing to expand awareness, recognition, and selection of "Zhongpin" brand products in the major regional markets, to reinforce awareness of the brand across China, and to increase market share and the brand's price premium; and

  •
  continuation of the Chinese government's support and subsidies for producers of agricultural products, such as Zhongpin. Total government subsidies for Zhongpin could exceed $5 million in 2011.

The Offering

Common stock offered by us	5,000,000 shares
Common stock to be outstanding immediately after this offering	40,355,502
Use of proceeds	Our net proceeds from the sale of our common stock in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $66,420,000 million. We intend to use the net proceeds we receive from this offering for the following purposes: construction of new processing and cold chain logistics facilities and for general corporate purposes. For further information, see "Use of Proceeds."
Dividend policy	See "Dividend Policy" beginning on page S-37 of this prospectus supplement for a discussion of our dividend policy.
Risk factors	See "Risk Factors" beginning on page S-12 of this prospectus supplement for a discussion of factors you should consider carefully before deciding to invest in shares of our common stock.
NASDAQ Global Select Market symbol	HOGS
Lockup agreements	We and certain of our directors and executive officers have agreed with the underwriters not to sell, transfer or dispose of any shares of our common stock for a period of 90 days from the date of this prospectus supplement. See "Underwriting."
Transfer agent and registrar	BNY Mellon Shareowner Services

        The number of shares to be outstanding immediately after this offering is based on 35,355,502 shares of common stock outstanding as of March 2, 2011. Unless we specifically state otherwise, the information in this prospectus supplement:

  •
  excludes an aggregate of 993,000 shares of our common stock issuable upon the exercise of outstanding options as of March 2, 2011 with a weighted average exercise price of $10.78 per share;

  •
  excludes 47,564 shares of common stock issuable upon the exercise of outstanding warrants as of March 2, 2011 with a weighted average exercise price of $8.00 per share; and

  •
  excludes 1,310,667 shares of common stock reserved for future issuance under our Amended and Restated 2006 Equity Incentive Plan as of March 2, 2011(1).

(1)
Including options to purchase 274,000 shares of common stock that were issued under the Amended and Restated 2006 Equity Incentive Plan that are not considered outstanding for financial reporting purposes because the exercise prices of such options are based on the closing price of our common stock on future dates.

Summary Consolidated Financial Data

        The following table sets forth, for the periods and at the dates indicated, our summary consolidated financial data. The following summary consolidated financial data for the fiscal years ended December 31, 2008, 2009 and 2010 are derived from our audited consolidated financial statements contained in our annual report on Form 10-K for the fiscal year ended December 31, 2010, which is incorporated by reference into this prospectus supplement. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period.

        You should read this data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes in our annual report on Form 10-K for the fiscal year ended December 31, 2010, which is incorporated by reference into this prospectus supplement.

	Fiscal Year Ended December 31,
	2008	2009	2010
	(in thousands, except earnings per share data)
Selected Consolidated Statements of Operations and Comprehensive Income Data:
Revenues
Sales revenues	$539,825	$726,037	$946,720
Cost of sales	(471,264)	(639,560)	(835,991)
Gross profit	68,561	86,478	110,729
Operating expenses
General and administrative expenses	(17,960)	(18,802)	(24,063)
Selling expenses	(9,923)	(14,708)	(20,727)
Research and development expenses	(715)	(57)	(639)
Impairment loss	(3,181)	(56)	(1,016)
Gain on disposal of a subsidiary	—	654	—
Loss from sale-leaseback transaction	—	(601)	—
Total operating expenses	(31,779)	(33,569)	(46,444)

Income from operations	36,781	52,908	64,286
Other income (expense)
Interest expense	(3,361)	(6,100)	(7,910)
Other income (expense)	(62)	(839)	1,954
Government subsidies	488	3,441	4,184
Total other income (expense)	(2,936)	(3,499)	(1,772)

Net income before taxes	33,846	49,409	62,513
Provision for income taxes	(2,469)	(3,819)	(4,234)

Net income after taxes	31,377	45,590	58,280
Foreign currency translation adjustment	10,909	(156)	10,638
Comprehensive income	$42,286	$45,435	$68,918

Basic earnings per share of common stock	$1.06	$1.48	$1.67
Diluted earnings per share of common stock	1.05	1.46	1.65
Basic weighted average shares outstanding	29,476	30,750	34,838
Diluted weighted average shares outstanding	29,835	31,231	35,270

	December 31,
	2008	2009	2010
	(in thousands)
Selected Balance Sheet Data:
Cash and cash equivalents	$41,857	$68,982	$84,172
Accounts receivable, net of allowance for doubtful accounts of $1,216, $1,132 and $1,708	20,433	20,420	30,784
Inventories	16,724	33,859	26,534
Total assets	329,783	498,112	638,681
Short-term loans	67,893	84,662	91,774
Long-term loans—current portion	146	4,539	14,943
Capital lease obligation—current portion	1,665	7,480	7,283
Long-term loans	23,475	44,913	83,672
Capital lease obligation	2,588	11,104	4,999
Total liabilities	138,869	201,269	267,687
Total equity	$190,914	$296,843	$370,994

RISK FACTORS

        You should carefully consider the risks described below and in our annual report on Form 10-K for the fiscal year ended December 31, 2010, and all of the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering before deciding to invest in our common stock. If any of these risks actually occurs, it could have a material adverse effect on our business, financial condition and results of operations. In addition, the risks described below and in the accompanying prospectus are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial could, in the future, also materially adversely affect our business, financial condition or results of operations. As a result, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Relating To Our Business

If there are any interruptions in the supply of or a decline in the amount or quality of our live hogs, raw pork or other major raw materials, or an increase in the costs of such supplies, our production or sales could be materially and adversely affected.

        Live hogs and raw pork are the principal raw materials used in our production. We procure all of our live hogs and some of our raw meat from a number of third-party suppliers. The supply of pork is dependent on the output of hog farms, which may be affected by outbreaks of diseases or epidemics. Our current suppliers may not be able to provide live hogs or raw pork of sufficient quality to meet our stringent quality control requirements. Any interruptions to or decline in the amount or quality of our live hogs or raw pork supply could materially disrupt our production and adversely affect our business. In addition to live hogs and raw pork, we also use additives and packaging in our production, which we source from third-party suppliers, and resell a wide variety of vegetables and fruits, which we purchase from third-party farms. Any interruptions to or decline in the amount or quality of our additives or packaging supply, or in the vegetables or fruits we procure, could also disrupt our production or sales and adversely affect our business. We are also vulnerable to further increases in the price of raw materials (particularly of live hogs and raw pork) and other operating costs, and we may not be able to entirely offset these increasing costs by increasing the prices of our products, particularly our processed meat products, which would also have an adverse affect on our results of operations and financial condition.

We may be unable to anticipate changes in consumer preferences for processed meat products, which may result in decreased demand for our products.

        Our continued success in the processed meat products market is in large part dependent on our ability to anticipate and develop products that appeal to the changing tastes, dietary habits and preferences of our customers. If we are not able to anticipate and identify new consumer trends and develop new products accordingly, demand for our products may decline and our operating results may be adversely affected. In addition, we may incur significant costs relating to developing and marketing new products or expanding our existing product lines in reaction to what we perceive to be a consumer preference or demand. Such development or marketing may not result in the level of market acceptance, volume of sales or profitability anticipated.

If the chilled and frozen pork market in China does not grow as we expect, our results of operations and financial condition may be adversely affected.

        We believe chilled and frozen pork products have strong growth potential in China and, accordingly, we have continuously increased our sales of chilled and frozen pork. If the chilled and frozen pork market in China does not grow as we expect, our business may be harmed, we may need to adjust our growth strategy and our results of operations may be adversely affected.

We require various licenses and permits to operate our business, and the loss of, failure to renew or failure to obtain any or all of these licenses and permits could require us to suspend some or all of our production or distribution operations.

        In accordance with PRC laws and regulations, we are required to maintain various licenses and permits in order to operate our business, including, without limitation, a slaughtering permit in respect of each of our chilled and frozen pork production facilities, a permit for production of industrial products in respect of each of our processed meat production facilities, and permits for distribution of our pork products and our vegetable and fruit products. We are required to comply with applicable hygiene and food safety standards in relation to our production and distribution processes. On June 1, 2009, the PRC government promulgated a new food safety law that requires us to apply for certain distribution permits and food hygiene permits. We have applied for these permits with the relevant Administrations for Industry and Commerce and our applications are currently under review. Our premises and transportation vehicles are subject to regular inspections by the regulatory authorities for compliance with applicable regulations. Failure to pass these inspections, or the loss of or failure to renew our licenses and permits, could require us to temporarily or permanently suspend some or all of our production or distribution operations, which could disrupt our operations and adversely affect our revenues and profitability.

Our ability to export may be restricted if we cannot maintain current licenses or obtain additional licenses in other countries and regions.

        For the three years ended December 31, 2010, 2009 and 2008, revenue attributable to our export business as a percentage of our total revenue was approximately 1%, 1%, and 1%, respectively. We must maintain certain licenses from applicable foreign governments in order to continue to export to those jurisdictions. In addition, we must apply for licenses from applicable foreign governments should we desire to export our products to countries with which we currently do not have business relations. We cannot assure you that we can maintain our current licenses for export or obtain licenses to export to countries with which we do not currently have business relations. The loss of any licenses or the inability to obtain new licenses to export may adversely affect the aggregate amount of our export sales and the profitability of our business.

The loss of senior management or key research and development personnel or our inability to recruit additional personnel may harm our business.

        We are highly dependent on our senior management to manage our business and operations and our key research and development personnel for the development of new processing technologies and food products and the enhancement of our existing products. In particular, we rely substantially on our founder, Chairman and Chief Executive Officer, Mr. Xianfu Zhu, and our Executive Vice President, Mr. Baoke Ben, to manage our operations. We also depend on our key research personnel for the development of new products and manufacturing methods, on our key information technology and logistics personnel for the production, storage and shipment of our products and on our key marketing and sales personnel, engineers and other personnel with technical and industry knowledge to transport, market and sell our products. We do not maintain key man life insurance on any of our senior management or key personnel. The loss of any one of them, in particular Mr. Zhu or Mr. Ben, would have a material adverse effect on our business and operations. Competition for senior management and our other key personnel is intense and the pool of suitable candidates is limited. We may be unable to locate a suitable replacement for any senior management or key personnel that we lose. In addition, if any member of our senior management or key personnel joins a competitor or forms a competing company, they may compete with us for customers, business partners and other key professionals and staff members of our company. Although each of our senior management and key personnel has signed a confidentiality and non-competition agreement in connection with his employment with us, we cannot assure you that we will be able to successfully enforce these provisions in the event of a dispute between us and any member of our senior management or key personnel.

        We compete for qualified personnel with other food processing companies, food retailers, logistics companies and research institutions. Intense competition for these personnel could cause our compensation costs to increase significantly, which could have a material adverse effect on our results of operations. Our future success and ability to grow our business will depend in part on the continued service of these individuals and our ability to identify, hire and retain additional qualified personnel. If we are unable to attract and retain qualified employees, we may be unable to meet our business and financial goals.

Our growth strategy may prove to be disruptive and divert management resources, which could adversely affect our existing businesses.

        Over the last three years, we constructed, leased or acquired several new production facilities, both within and outside of Henan province. Our growth strategy includes the continued expansion of our manufacturing operations and may include acquisitions of additional products, manufacturing or production capabilities or sources of supply. In addition, we intend to expand our network of sales offices and warehouses to additional cities in China. The implementation of such strategy may involve large transactions and present financial, managerial and operational challenges, including diversion of management attention from existing businesses, difficulty with integrating personnel and financial and other systems, increased expenses, including compensation expenses resulting from newly hired employees, assumption of unknown liabilities and potential disputes. We also could experience financial or other setbacks if any of our growth strategies incur problems of which we are not presently aware.

We may require additional financing in the future and our operations could be curtailed if we are unable to obtain required additional financing when needed.

        We may need to obtain additional debt or equity financing to fund future capital expenditures. Additional equity may result in dilution to the holders of our outstanding shares of capital stock. Additional debt financing may include conditions that would restrict our freedom to operate our business, such as conditions that:

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  limit our ability to pay dividends or require us to seek consent for the payment of dividends;

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  increase our vulnerability to general adverse economic and industry conditions;

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  require us to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow to fund capital expenditures, working capital and other general corporate purposes; and

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  limit our flexibility in planning for, or reacting to, changes in our business and our industry.

        We cannot guarantee that we will be able to obtain any additional financing on terms that are acceptable to us, or at all.

If the global economy experiences another downturn or crisis, potential disruptions in the capital and credit markets may adversely affect our business, including the availability and cost of short-term funds for liquidity requirements, our ability to meet short-term and long-term commitments and our ability to grow our business; each could adversely affect our results of operations, cash flows and financial condition.

        The global economy has recently experienced a significant contraction, with an almost unprecedented lack of availability of business and consumer credit. We rely on the credit markets, particularly for short-term borrowings from banks in China, as well as the capital markets, to meet our financial commitments and short-term liquidity needs if internal funds are not available from our operations. Disruptions in the credit and capital markets, as have been experienced since mid-2008, could adversely affect our ability to draw on our short-term bank facilities. Our access to funds under these credit facilities is dependent on the ability of the banks that are parties to those facilities to meet their funding commitments, which may be dependent on governmental economic policies in China. Those banks may not be able to meet their funding commitments to us if they experience shortages of capital and liquidity or if they experience excessive volumes of borrowing requests from us and other borrowers within a short period of time.

        Long-term disruptions in the credit and capital markets, similar to those that have been experienced since mid-2008, could result from uncertainty, changing or increased regulation, reduced alternatives or failures of significant financial institutions and could adversely affect our access to liquidity needed for our business. Any disruption could require us to take measures to conserve cash until the markets stabilize or until alternative credit arrangements or other funding for our business needs can be arranged. Such measures could include deferring capital expenditures, and reducing or eliminating discretionary uses of cash.

        Continued market disruptions could cause broader economic downturns, which may lead to lower demand for our products and increased incidence of customers' inability to pay their accounts. Further, bankruptcies or similar events by customers may cause us to incur bad debt expense at levels higher than historically experienced. These events would adversely affect our results of operations, cash flows and financial position.

Our operations are cash intensive and our business could be adversely affected if we fail to maintain sufficient levels of working capital.

        We expend a significant amount of cash in our operations, principally to fund our raw material procurement. Our suppliers, in particular, suppliers of hogs, typically require payment in full within seven days after delivery, although some of our suppliers provide us with credit. In turn, we typically require our customers of chilled and frozen pork to make payment in full on delivery, although we offer some of our long-standing customers credit terms. We generally fund most of our working capital requirements out of cash flow generated from operations. If we fail to generate sufficient revenues from our sales, or if we experience difficulties collecting our accounts receivable, we may not have sufficient cash flow to fund our operating costs and our profitability could be adversely affected.

We may be unable to maintain our profitability in the face of a consolidating retail environment in China.

        We sell substantial amounts of our products to supermarkets and large retailers. The supermarket and food retail industry in China has been, and is expected to continue, undergoing a trend of development and consolidation. As the retail food trade continues to consolidate and our retail customers grow larger and become more sophisticated, they may demand lower pricing and increased promotional programs. Furthermore, larger customers may be better able to operate on reduced inventories and potentially develop or increase their focus on private label products. If we fail to maintain a good relationship with our large retail customers, or maintain a wide offering of quality products, or if we lower our prices or increase promotional support of our products in response to pressure from our customers and are unable to increase the volume of our products sold, our profitability could decline.

Our operating results may fluctuate from period to period and if we fail to meet market expectations for a particular period, our share price may decline.

        Our operating results have fluctuated from period to period and are likely to continue to fluctuate as a result of a wide range of factors, including seasonal variations in live hog supply and processed meat products consumption. For example, demand for our products in general is relatively high before the Chinese New Year in January or February each year and lower thereafter. Our production and sales of chilled and frozen pork are generally lower in the summer due to a lower supply of live hogs, as well as a slight drop in meat consumption during the hot summer months. Interim reports may not be indicative of our performance for the year or our future performance, and period-to-period comparisons may not be meaningful due to a number of reasons beyond our control. We cannot assure you that our operating results will meet the expectations of market analysts or our investors. If we fail to meet their expectations, there may be a decline in our share price.

We derive a substantial portion of our revenues from sales in China and any downturn in the Chinese economy could have a material adverse effect on our business and financial condition.

        Substantially all of our revenues are generated from sales in China. We anticipate that revenues from sales of our products in China will continue to represent a substantial proportion of our total revenues in the near future. Any significant decline in the condition of China's economy could, among other things, adversely affect consumer buying power and discourage consumption of our products, which in turn would have a material adverse effect on our revenues and profitability.

We rely on our exclusive network of showcase stores, branded stores and supermarket brand counters for the success of our sales and our brand image, and should they perform poorly, our revenues and brand image could be materially and adversely affected.

        In addition to our sales to wholesale customers, we sell our products through showcase stores, branded stores and supermarket brand counters. All of these retail-based stores exclusively sell our pork products and display the Zhongpin logo on the outside of the stores. For the years ended December 31, 2010, 2009 and 2008, these retail outlets accounted for approximately 38%, 41%, and 42%, respectively, of our total revenue. Any significant deterioration in the sales performance of our retail-based stores could adversely affect our financial results. In addition, any sanitation, hygiene or food quality problems that might arise from the retail-based stores could adversely affect our brand image and lead to a loss of sales. We do not own or franchise any of the retail-based stores.

We rely on the performance of our large retailers and mass merchant customers for the success of our sales, and should they perform poorly or give priority to our competitors' products, our sales performance and branding image could be materially and adversely affected.

        In addition to our retail sales channel, we sell our products to supermarkets and large retailers, which in turn sell the products to end consumers. Any significant deterioration in the sales performance of our wholesale customers could adversely affect the performance of our products. Furthermore, our wholesale customers also carry products that directly compete with our products for retail space and consumer purchases. There is a risk that our wholesale customers may give higher priority to products of, or form alliances with, our competitors. If our wholesale customers do not continue to purchase our products, or provide our products with similar levels of promotional support, our sales performance and brand imaging could be adversely affected.

The loss of any of our significant customers could reduce our revenues and our profitability.

        Our key customers are principally wholesalers and distributors, supermarkets and large retailers in China. We have not entered into long-term supply contracts with any of these major customers. Therefore, there can be no assurance that we will maintain or improve the relationships with these customers, or that we will be able to continue to supply these customers at current levels or at all. If we cannot maintain long-term relationships with our major customers, the loss of a significant portion of our sales to them could have an adverse effect on our business, financial condition and results of operations.

Recent regulatory enforcement crackdowns on food processing companies in China could increase our compliance costs and reduce our profitability.

        We believe we are in compliance in all material respects with all applicable regulatory requirements of China and all local jurisdictions in which we operate. However, the PRC government authorities recently have taken certain measures to maintain China's food market in good order and to improve the integrity of China's food industry, such as enforcing full compliance with industry standards and closing certain food processing companies in China that did not meet regulatory standards. While the closing of competing meat processing plants that do not meet regulatory standards could increase our revenues in the long term, we may also experience increased regulatory compliance costs that could reduce our profitability. We also cannot assure you that our businesses and operations will not be affected as a result of the deteriorating reputation of the food industry in China due to recent scandals regarding food products.

Our failure to comply with increasingly stringent environmental regulations and related litigation could result in significant penalties, damages and adverse publicity for our business.

        Our operations and properties are subject to extensive and increasingly stringent laws and regulations pertaining to, among other things, the discharge of materials into the environment and the handling and disposition of wastes (including solid and hazardous wastes) or otherwise relating to protection of the environment. In addition, under PRC environmental regulations, we are required to obtain an approval on environmental impact assessment before the construction of our production facilities, and we are further required to undergo environmental protection examinations and obtain acceptance approval from the relevant governmental authorities after we complete the installation of our manufacturing equipment and before we commence commercial production. Failure to comply with any laws and regulations and future changes to them may result in significant consequences to us, including civil and criminal penalties, liability for damages and negative publicity.

        We have incurred, and will continue to incur, significant capital and operating expenditures to comply with these laws and regulations. We cannot assure you that additional environmental issues will not require currently unanticipated investigations, assessments or expenditures, or that requirements applicable to us will not be altered in ways that will require us to incur significant additional costs.

Our largest stockholder has significant influence over our management and affairs and could exercise this influence against your best interests.

        As of March 2, 2011, Mr. Xianfu Zhu, our founder, Chairman and Chief Executive Officer and our largest stockholder, beneficially owned approximately 18.3% of our outstanding shares of common stock, and our other executive officers and directors collectively beneficially owned an additional 4.7% of our outstanding shares of common stock. As a result, pursuant to our By-laws and applicable laws and regulations, our controlling stockholder and our other executive officers and directors are able to exercise significant influence over our company, including, but not limited to, any stockholder approvals for the election of our directors and, indirectly, the selection of our senior management, the amount of dividend payments, if any, our annual budget, increases or decreases in our share capital, new securities issuance, mergers and acquisitions and any amendments to our By-laws. Furthermore, this concentration of ownership may delay or prevent a change of control or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which could decrease the market price of our shares.

Deterioration of our perishable products may occur due to delivery delays, malfunctioning of freezer facilities or poor handling during transportation, which could adversely affect our revenues and the goodwill of our business.

        The condition of our food products (being perishable goods) may deteriorate due to shipment or delivery delays, malfunctioning of freezer facilities or poor handling during delivery by shippers or intermediaries. We are not aware of any instances whereby we were made to compensate for delivery delays, malfunctioning of freezer facilities or poor handling during transportation. However, there is no assurance that such incidents will not occur in the future. In the event of any delivery delays, malfunctioning of freezer facilities or poor handling during transportation, we may have to make compensation payments and our reputation, business goodwill and revenue will be adversely affected.

If we fail to develop and maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud; as a result, current and potential stockholders could lose confidence in our financial reports, which could harm our business and the trading price of our common stock.

        Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting and have our independent registered public accounting firm annually attest to our evaluation, as well as issue their own opinion on our internal controls over financial reporting. We cannot be certain that the measures we have undertaken to comply with Section 404 will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need will become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors' confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for listing on one of the national securities exchanges and the inability of registered broker-dealers to make a market in our common stock, which could reduce our stock price.

If we are required to make a payment under our guarantee of the indebtedness of Henan Huanghe Enterprises Group Co., Ltd., our liquidity may be adversely affected, which could harm our financial condition and results of operations.

        In June 2010, Henan Zhongpin entered into a mutual guarantee agreement with Henan Huanghe Enterprises Group Co., Ltd., a group corporation based in Henan province, PRC that is not affiliated with our company or with any of our subsidiaries ("Huanghe Group"). Under the agreement, Henan Zhongpin agreed to guarantee bank loans of Huanghe Group in an amount up to $22.6 million and Huanghe Group agreed to guarantee Henan Zhongpin's bank loans in an amount up to $22.6 million. The agreement will expire in June 2011. At the expiration of the agreements, each party will remain obligated under its guarantee for any loans of the other party that are outstanding on the date of expiration of the agreements. As of December 31, 2010, Henan Zhongpin had outstanding guarantees for $15.1 million of Huanghe Group's bank loans under the agreements. All of the bank loans of Huanghe Group guaranteed by Henan Zhongpin will mature within the next 12 months. However, we may extend the mutual guarantee agreement with Huanghe Group or enter into a similar mutual guarantee agreement with another unaffiliated entity in the future. If Huanghe Group or any other entity with which we have a mutual guarantee agreement defaults on its bank loans and we or one of our subsidiaries is required to pay all or a portion of such loans under a mutual guarantee agreement, we or such subsidiary will be required to seek reimbursement for such payment from the unaffiliated entity. In such event, it is unlikely that the unaffiliated entity will be able to make such reimbursement and we may be unable to recoup the amount we paid at such time, if ever. Further, under a mutual guarantee agreement, we or such subsidiary may be required to make payment at a time when we or such subsidiary does not have sufficient cash to make such payment and at a time when we or such subsidiary may be unable to borrow such funds on terms that are acceptable, if at all. As a result, any demand for payment under a mutual guarantee agreement to which we or one of our subsidiaries is a party may have an adverse affect on our liquidity, financial condition and results of operations.

A general economic downturn, a recession or a sudden disruption in business conditions in China may affect consumer purchases of discretionary items, including food products, which could adversely affect our business.

        Consumer spending is generally affected by a number of factors, including general economic conditions, the level of unemployment, inflation, interest rates, energy costs, gasoline prices and consumer confidence generally, all of which are beyond our control. Consumer purchases of discretionary items tend to decline during recessionary periods, when disposable income is lower, and may impact sales of our products. In addition, sudden disruption in business conditions as a result of a terrorist attack, retaliation and the threat of further attacks or retaliation, war, adverse weather conditions and climate changes or other natural disasters, pandemic situations or large scale power outages can have a short or, sometimes, long-term impact on consumer spending. A downturn in the economy in China, including any recession or a sudden disruption of business conditions in those economies, could adversely affect our business, financial condition or results of operations.

Any disruptions to our processing facilities may materially and adversely affect our business, financial condition and results of operations.

        Any of our processing facilities, equipment or installed production lines could suspend or cease operations unexpectedly due to a number of events or circumstances, including problems with our electricity or water supply, equipment failures, regulatory noncompliance, labor disruptions, fires, floods, earthquakes, acts of war or other catastrophes. While we seek to operate our facilities in compliance with all applicable rules and regulations and take measures to minimize the risks of disruption at our facilities, a material disruption at one or more of our processing facilities could prevent us from meeting customer demand, reduce our sales and/or negatively impact our business, financial condition and results of operations.

Risks Relating To Our Industry

An outbreak of A/H1N1 influenza (commonly referred to as "swine flu") or other diseases could adversely affect our business, results of operations and financial condition.

        A spread of A/H1N1 influenza or any outbreak of other epidemics in China affecting animals or humans might result in material disruptions to our operations, material disruptions to the operations of our customers or suppliers, a decline in the supermarket or food retail industry or slowdown in economic growth in China and surrounding regions, any of which could have a material adverse effect on our operations and sales revenue. According to the World Health Organization (WHO), over 12,000 people died of A/H1N1 flu worldwide in 2009. From June 11, 2009 to August 10, 2010, WHO

maintained its flu alert level at level 6, the highest level, which indicated a pandemic. As of December 31, 2009 more than 120,000 confirmed cases of A/H1N1 flu in humans were reported by health officials in China, with the death toll at 648. Although there were fewer reported cases of A/H1N1 flu in the second half of 2010, there can be no assurance that such influenza outbreak will not occur in the future. According to the U.S. Center for Disease Control and Prevention, A/H1N1 flu cannot be contracted by humans through eating properly handled and cooked pork or pork products. In addition, our procurement and production facilities have not been affected by A/H1N1 flu. However, negative association of the A/H1N1 flu with hogs and pork products, since it is commonly referred to by laypersons as "swine flu", could have a negative impact on sales of pork products. Moreover, there can be no assurance that our facilities or products will not be affected by A/H1N1 flu or similar diseases in the future, or that the market for pork products in China will not decline as a result of fear of such a disease outbreak. If either case should occur, our business, results of operations and financial condition would be adversely and materially affected.

The hog slaughtering and processed meat industries in China are subject to extensive government regulation, which is still evolving and could adversely affect our ability to sell products in China or increase our production costs.

        The hog slaughtering and processed meat industries in China are heavily regulated by a number of governmental agencies, including primarily the Ministry of Agriculture, the Ministry of Commerce, the Ministry of Health, the General Administration of Quality Supervision, Inspection and Quarantine and the State Environmental Protection Administration. These regulatory bodies have broad discretion and authority to regulate many aspects of the hog slaughtering and processed meat industries in China, including, without limitation, setting hygiene standards for production and quality standards for processed meat products. In addition, the hog slaughtering and processed meat products regulatory framework in China is still in the process of being developed. If the relevant regulatory authorities set standards with which we are unable to comply or which increase our production costs and hence our prices so as to render our products non-competitive, our ability to sell products in China may be limited.

The hog slaughtering and processed meat industries in China may face increasing competition from both domestic and foreign companies, as well as increasing industry consolidation, which may affect our market share and profit margin.

        The hog slaughtering and processed meat industries in China are highly competitive. Our processed meat products are targeted at mid- to high-end consumers, a market in which we face increasing competition, from both domestic and foreign suppliers. In addition, the evolving government regulations in relation to the hog slaughtering industry has driven a trend of consolidation through the industry, with smaller operators unable to meet the increasing costs of regulatory compliance and therefore at a competitive disadvantage. We believe that our ability to maintain our market share and grow our operations within this landscape of changing and increasing competition is largely dependent upon our ability to distinguish our products and services.

        We cannot assure you that our current or potential competitors will not develop products of a comparable or superior quality to ours, or adapt more quickly than we do to evolving consumer preferences or market trends. In addition, our competitors in the raw meat market may merge or form alliances to achieve a scale of operations or sales network which would make it difficult for us to compete. Increased competition may also lead to price wars, counterfeit products or negative brand advertising, all of which may adversely affect our market share and profit margin. We cannot assure you that we will be able to compete effectively with our current or potential competitors.

The outbreak of animal diseases or other epidemics could adversely affect our operations.

        An occurrence of serious animal diseases, such as foot-and-mouth disease, or any outbreak of other epidemics in China affecting animals or humans might result in material disruptions to our operations, material disruptions to the operations of our customers or suppliers, a decline in the supermarket or food retail industry or slowdown in economic growth in China and surrounding regions, any of which could have a material adverse effect on our operations and turnover. In 2006, there was an outbreak of streptococcus suis in hogs, principally in Sichuan province, PRC, with a large number of cases of human infection following contact with diseased hogs. There also were unrelated reports of diseased hogs in Guangdong province, PRC. Our procurement and production facilities are located in Henan province, PRC and were not affected by the streptococcus suis infection. In 2010, there were reports of an outbreak of foot-and-mouth disease in several provinces in China, such as Guangdong, Gansu, Jiangxi, Xinjiang and Tibet, and tens of thousands of hogs were culled after such disease outbreak in 2010. There can be no assurance that our facilities or products will not be affected by an outbreak of this disease or similar ones in the future, or that the market for pork products in China will not decline as a result of fear of disease. In either case, our business, results of operations and financial condition would be adversely and materially affected.

Consumer concerns regarding the safety and quality of food products or health concerns could adversely affect sales of our products.

        Our sales performance could be adversely affected if consumers lose confidence in the safety and quality of our products. Consumers in China are increasingly conscious of food safety and nutrition. Consumer concerns about, for example, the safety of pork products, or about the safety of food additives used in processed meat products, could discourage them from buying certain of our products and cause our results of operations to suffer.

We may be subject to substantial liability should the consumption of any of our products cause personal injury or illness and, unlike most food processing companies in the United States, we do not maintain product liability insurance to cover our potential liabilities.

        The sale of food products for human consumption involves an inherent risk of injury to consumers. Such injuries may result from tampering by unauthorized third parties or product contamination or degeneration, including the presence of foreign contaminants, chemical substances or other agents or residues during the various stages of the procurement and production process. The PRC Food Safety Law which became effective on June 1, 2009 enhances the supervision and examination of governmental authorities over food production and provides that no exemption from such inspections and examinations shall be permitted. While we are subject to governmental inspections and regulations, we cannot assure you that consumption of our products will not cause a health-related illness in the future, or that we will not be subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding any assertions that our products caused personal injury or illness could adversely affect our reputation with customers and our corporate and brand image. Unlike most food processing companies in the United States, but in line with industry practice in China, we do not maintain product liability insurance. Furthermore, our products could potentially suffer from product tampering, contamination or degeneration or be mislabeled or otherwise damaged. Under certain circumstances, we may be required to recall products. Even if a situation does not necessitate a product recall, we cannot assure you that product liability claims will not be asserted against us as a result. A product liability judgment against us or a product recall could have a material adverse effect on our revenues, profitability and business reputation.

Our product and company name may be subject to counterfeiting and/or imitation, which could have an adverse effect upon our reputation and brand image, as well as lead to higher administrative costs.

        We regard brand positioning as the core of our competitive strategy, and intend to position our "Zhongpin" brand to create the perception and image of health, nutrition, freshness and quality in the minds of our customers. There have been frequent occurrences of counterfeiting and imitation of products in China in the past. We cannot guarantee that counterfeiting or imitation of our products will not occur in the future or that we will be able to detect it and deal with it effectively. Any occurrence of counterfeiting or imitation could negatively affect our corporate and brand image, particularly if the counterfeit or imitation products cause sickness, injury or death to consumers. In addition, counterfeit or imitation products could result in a reduction in our market share, a loss of revenues or an increase in our administrative expenses in respect of detection or prosecution.

Failure to adequately protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights may be costly.

        We have registered our trademark "Zhongpin" in China for the product categories for which it is currently used. However, there can be no assurance that additional applications, if any, we make to register such mark, or any other tradename or trademark we may seek to register, will be approved and/or that the right to the use of any such trademarks outside of their respective current areas of usage will not be claimed by others. We also own the rights to two domain names that we use in connection with the operation of our business. We believe that such trademarks and domain names provide us with the opportunity to enhance our marketing efforts for our products. Failure to protect our intellectual property rights may undermine our marketing efforts and result in harm to our reputation and the growth of our business.

        PRC intellectual property-related laws and their implementation are still under development. Accordingly, intellectual property rights in China may not be as effective as in the United States or many other countries. Litigation may be necessary to enforce our intellectual property rights and the outcome of any such litigation may not be in our favor. Given the relative unpredictability of China's legal system and potential difficulties enforcing a court judgment in China, there is no guarantee that we would be able to halt the unauthorized use of our intellectual property through litigation in a timely manner or at all. Furthermore, any such litigation may be costly and may divert management attention away from our business and cause us to expend significant resources. An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, prospects and reputation. We have no insurance coverage against litigation costs so we would be forced to bear all litigation costs if we cannot recover them from other parties. All of the foregoing factors could harm our business and financial condition.

Risks Relating To Conducting Business in China

        Substantially all of our assets and operations are located in China, and substantially all of our revenue is sourced from China. Accordingly, our results of operations and financial position are subject to a significant degree to economic, political and legal developments in China, including the following risks:

Changes in the political and economic policies of the PRC government, including those that are intended to address the rising inflation rates in China, could have a material adverse effect on our operations.

        Our business operations may be adversely affected by the political and economic environment in China. China has operated as a socialist state since 1949 and is controlled by the Communist Party of

China. As such, the economy of China differs from the economies of most developed countries in many respects, including, but not limited to:

• structure • government involvement • level of development • growth rate	• capital re-investment • allocation of resources • control of foreign exchange • rate of inflation

        In recent years, however, the government has introduced measures aimed at creating a "socialist market economy" and policies have been implemented to allow business enterprises greater autonomy in their operations. Nonetheless, a substantial portion of productive assets in China is still owned by the PRC government. Changes in the political leadership of China may have a significant effect on laws and policies related to the current economic reforms program, other policies affecting business and the general political, economic and social environment in China, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment. Moreover, economic reforms and growth in China have been more successful in certain provinces in China than in others, and the continuation or increases of such disparities could affect the political or social stability in China.

        Although we believe the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development in China, the future direction of these economic reforms is uncertain and the uncertainty may decrease the attractiveness of our company as an investment, which may in turn materially adversely affect the price at which our stock trades.

        Furthermore, in recent years the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. These factors have led to the adoption by the PRC government, from time to time, of various measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may cause the PRC government to impose controls on credit and/or prices, or to take other actions, which could result in a slowdown in economic activity in China, adversely affect the market demand for our products or increase the financing costs of our Company. In addition, if prices for our products increase at a rate that is insufficient to compensate for the rise in the cost of hogs and other supplies due to inflation, and we are unable to mitigate these inflation increases through customer pricing, our profitability may be reduced and our growth prospects may be negatively impacted.

Social conditions in China could have a material adverse effect on our operations as the PRC government continues to exert substantial influence over the manner in which we must conduct our business activities.

        The government of China has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe our operations in China are in compliance with all applicable legal and regulatory requirements. However, the central or local governments may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Were the PRC government, or local municipalities, to limit our ability to develop, produce, import or sell our products in China, or to finance and operate our business in China, our business could be adversely affected.

Recent regulatory reforms in China may limit our ability as a foreign investor to acquire additional companies or businesses in China, which could hinder our ability to expand in China and adversely affect our long-term profitability.

        Our long-term business plan may include an acquisition strategy to increase the number or types of products we offer, increase our manufacturing or production capabilities, strengthen our sources of supply or broaden our geographic reach. Recent PRC regulations relating to acquisitions of PRC companies by foreign entities may limit our ability to acquire PRC companies and adversely affect the implementation of our strategy as well as our business and prospects.

        On August 8, 2006, the PRC Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission and the State Administration of Foreign Exchange jointly promulgated a new rule entitled "Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors" (the "M&A Rules"), which became effective on September 8, 2006 and were amended on June 22, 2009 by the Ministry of Commerce, relating to acquisitions by foreign investors of businesses and entities in China. The M&A Rules provide the basic framework in China for the approval and registration of acquisitions of domestic enterprises in China by foreign investors.

        The M&A Rules establish additional procedures and requirements that could make some acquisitions of Chinese companies by foreign investors more time-consuming and complex than in the past. After the promulgation of the M&A Rules, the PRC government can now exert more control over the acquisitions of Chinese companies, including requirements in some instances that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a Chinese domestic enterprise.

        The M&A Rules stress the necessity of protecting national economic security in China in the context of foreign acquisitions of domestic enterprises. Foreign investors must comply with comprehensive reporting requirements in connection with acquisitions of domestic companies in key industrial sectors that may affect the security of the "national economy" or in connection with acquisitions of domestic companies holding well-known trademarks or traditional brands in China. Failure to comply with such reporting requirements that cause, or may cause, significant affect on national economic security may be terminated by the relevant ministries or be subject to other measures as are deemed necessary to mitigate any adverse effect.

        Our business operations or future strategy could be adversely affected by the M&A Rules. For example, if we decide to acquire a PRC company, complying with the requirements of the M&A Rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce, may delay or inhibit our ability to complete such transactions. This may restrict our ability to implement our acquisition strategy and adversely affect our business and prospects.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability and limit our PRC subsidiaries' ability to distribute profits to us, or otherwise materially and adversely affect us.

        The PRC State Administration of Foreign Exchange, or SAFE, issued a public notice in October 2005 named Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Return Investments via Overseas Special Purpose Vehicles, or the Circular 75, requiring PRC residents, including both legal persons and natural persons, to register with an appropriate local SAFE branch before establishing or controlling any company outside of China, referred to as an "offshore special purpose company," for the purpose of acquiring any assets of or equity interest in PRC companies and raising fund from overseas. When a PRC resident contributes the assets or equity interests it holds in a PRC company into the offshore special purpose company, or engages in overseas financing after contributing such assets or equity interests into the offshore special purpose company, such PRC resident shall modify its SAFE registration in light of its interest in the offshore special purpose company and any change thereof. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend its SAFE registration with the local SAFE branch, with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, long-term equity or debt investment or creation of any security interest over any assets located in China. PRC residents who have established or acquired direct or indirect control of offshore companies that have made onshore investments in China in the past are required to complete the registration procedures by March 31, 2006. To further clarify the implementation of Circular 75, SAFE issued Circular 124 and Circular 106 on November 24, 2005 and May 29, 2007, respectively. Under Circular 106, PRC subsidiaries of an offshore special purpose company are required to coordinate and supervise the filing in a timely manner of SAFE registrations by the offshore holding company's shareholders who are PRC residents. If these shareholders fail to comply, the PRC subsidiaries are required to report to the local SAFE authorities. If the PRC subsidiaries of the offshore parent company do not report to the local SAFE authorities, they may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to their offshore parent company and the offshore parent company may be restricted in its ability to contribute additional capital into its PRC subsidiaries. Moreover, failure to comply with the above SAFE registration requirements could result in liabilities under PRC laws for evasion of foreign exchange restrictions.

        We are committed to complying, and to ensuring that our shareholders, who are PRC citizens or residents, comply with the SAFE Circular 75 requirements. We believe that all of our current PRC citizen or resident shareholders and beneficial owners have completed their required registrations with SAFE. However, we may not at all times be fully aware or informed of the identities of all our beneficial owners who are PRC citizens or residents, and we may not always be able to compel our beneficial owners to comply with the SAFE Circular 75 requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC citizens or residents will at all times comply with, or in the future make or obtain any applicable registrations or approvals required by, SAFE Circular 75 or other related regulations. Failure by any such shareholders or beneficial owners to comply with SAFE Circular 75 could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiaries' ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

        In addition, the PRC National Development and Reform Commission, or the NDRC, promulgated a rule in October 2004 named the Interim Measures for the Administration of Examination and Approval of Overseas Investment Projects, or the NDRC Rule, which requires NDRC approvals for overseas investment projects made by PRC entities. The NDRC Rule also provides that approval procedures for overseas investment projects of PRC individuals must be implemented with reference to this NDRC Rule. However, there exist extensive uncertainties as to interpretation of the NDRC Rule with respect to its application to a PRC individual's overseas investment and, in practice, we are not aware of any precedents that a PRC individual's overseas investment has been approved by the NDRC or challenged by the NDRC based on the absence of NDRC approval. Our current beneficial owners who are PRC individuals did not apply for NDRC approval for investment in us. We cannot predict how and to what extent this will affect our business operations or future strategy. For example, the failure of our shareholders who are PRC individuals to comply with the NDRC Rule may subject these persons or our PRC subsidiary to certain liabilities under PRC laws, which could adversely affect our business.

Fluctuations in the value of the RMB or further movements in exchange rates may have a material adverse effect on our financial condition and results of operations.

        At present, all of our domestic sales are denominated in RMB and our export sales are denominated primarily in U.S. dollars. In addition, we incur a portion of our cost of sales in Euros, U.S. dollars and Japanese yen in the course of our purchase of imported production equipment and raw materials. The value of the RMB against the U.S. dollar and other currencies is affected by, among other things, changes in China's political and economic conditions and China's foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. However, the People's Bank of China regularly intervenes in the foreign exchange market to limit fluctuations in RMB exchange rates and achieve policy goals. Following the removal of the U.S. dollar peg, the RMB appreciated more than 20% against the U.S. dollar over the following three years. While international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in further and more significant appreciation of the RMB against the U.S. dollar and other foreign currencies. On June 19, 2010, the People's Bank of China announced that it will allow a more flexible exchange rate for the RMB without mentioning specific policy changes, although it ruled out any large-scale appreciation. It is difficult to predict how long the current situation may last and when and how the RMB exchange rates may change going forward. As we rely entirely on dividends paid to us by our PRC subsidiaries, any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of any dividends payable on our shares in foreign currency terms. Furthermore, appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations.

        As very limited types of hedging transactions are available in China to reduce our exposure to exchange rate fluctuations, we have not entered into any such hedging transactions. Accordingly, we cannot predict the impact of future exchange rate fluctuations on our results of operations and may incur net foreign exchange losses in the future.

Governmental control of currency conversion may affect the ability of our company to obtain working capital from our subsidiaries located in China and the value of your investment.

        The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB, which currently is not a freely convertible currency. Under our current structure, our income is primarily derived from the operations of Henan Zhongpin. Shortages in the availability of foreign currency may restrict the ability of Henan Zhongpin to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy its foreign currency-denominated obligations. Under existing PRC foreign exchange regulations, payments relating to "current account transactions", including dividend payments, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required in those cases in which RMB is to be converted into foreign currency and remitted out of China in connection with "capital account transactions", such as the repayment of loans denominated in foreign currencies. Our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, by complying with certain procedural requirements. Our PRC subsidiaries may also retain foreign currency their respective current account bank accounts for use in payment of international current account transactions. However, we cannot assure you that the PRC government will not take measures in the future to restrict access to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Our PRC subsidiaries are subject to restrictions on making payments to us, which could adversely affect our cash flow and our ability to pay dividends on our capital stock.

        We are a holding company incorporated in the State of Delaware and do not have any assets or conduct any business operations other than our investment in our operating subsidiaries in China. As a result of our holding company structure, we will rely entirely on contractual payments or dividends from our PRC subsidiaries for our cash needs, including the funds necessary to pay any dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. The payment of dividends by entities established in China is subject to limitations. Regulations in China currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. Each of our PRC subsidiaries, including Henan Zhongpin, is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves or statutory capital reserve fund until the aggregate amount of such reserves reaches 50% of its respective registered capital. As a result, our PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to us in the form of dividends, loans or advances. We anticipate that in the foreseeable future our PRC subsidiaries will need to continue to set aside 10% of their respective after-tax profits to their statutory reserves. Further, as Henan Zhongpin has in the past, and Henan Zhongpin and our other subsidiaries in China may in the future, incur debt on its or their own, the instruments governing such debt may restrict such subsidiary's ability to make contractual or dividend payments to any parent corporation or other affiliated entity. If we are unable to receive all of the funds we require for our operations through contractual or dividend arrangements with our PRC subsidiaries, we may not have sufficient cash flow to fund our corporate overhead and regulatory obligations in the United States and may be unable to pay dividends on our shares of capital stock.

Uncertainties with respect to the PRC legal system could adversely affect our ability to enforce our legal rights.

        We conduct our business primarily through Henan Zhongpin, our subsidiary in China. Our operations in China are governed by PRC laws and regulations. We are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to wholly foreign-owned enterprises. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value.

        Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. The uncertainties regarding such regulations and policies present risks that may affect our ability to achieve our business objectives. If we are unable to enforce any legal rights we may have under our contracts or otherwise, our ability to compete with other companies in our industry could be materially and adversely affected. In addition, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

It may be difficult to effect service of process upon us or our directors or senior management who live in China or to enforce any judgments obtained from non-PRC courts.

        Our operations are conducted and our assets are located within China. In addition, all but one of our directors and all of our senior management personnel reside in China, where substantially all of their assets are located. You may experience difficulties in effecting service of process upon us, our directors or our senior management as it may not be possible to effect such service of process outside China. In addition, China does not have treaties with the United States and many other countries providing for reciprocal recognition and enforcement of court judgments. Therefore, recognition and enforcement in China of judgments of a court in the United States or certain other jurisdictions may be difficult or impossible.

Recent changes in China's labor law restrict our ability to reduce our workforce in China in the event of an economic downturn and may increase our production costs.

        In June 2007, the National People's Congress of China enacted new labor law legislation called the Labor Contract Law, which became effective on January 1, 2008. On September 18, 2008, the PRC State Council issued the implementing rules for the Labor Contract Law. The Labor Contract Law formalized workers' rights concerning overtime hours, pensions, layoffs, employment contracts and the role of trade unions. Considered one of the strictest labor laws in the world, among other things, the Labor Contract Law provides for specific standards and procedures for the termination of an employment contract and places the burden of proof on the employer. In addition, the law requires the payment of a statutory severance pay upon the termination of an employment contract in most cases, including the case of the expiration of a fixed-term employment contract. Further, the law requires an employer to conclude an "employment contract without a fixed-term" with any employee who either has worked for the same employer for 10 consecutive years or more or has had two consecutive fixed-term contracts with the same employer. An "employment contract without a fixed term" can no longer be terminated on the ground of the expiration of the contract, although it can still be terminated pursuant to the standards and procedures set forth under the Labor Contract Law. Finally, under the Labor Contract Law, downsizing of either more than 20 people or more than 10% of the workforce may occur only under specified circumstances, such as a restructuring undertaken pursuant to China's Enterprise Bankruptcy Law, or where a company suffers serious difficulties in production and/or business operations, or where there has been a material change in the objective economic circumstances relied upon by the parties at the time of the conclusion of the employment contract, thereby making the performance of such employment contract not possible. To date, there has been very little guidance and precedents as to how such specified circumstances for downsizing will be interpreted and enforced by the relevant PRC authorities. All of our employees working for us exclusively within China are covered by the Labor Contract Law and thus, our ability to adjust the size of our operations when necessary in periods of recession or less severe economic downturns may be curtailed. Accordingly, if we face future periods of decline in business activity generally or adverse economic periods specific to our business, the Labor Contract Law can be expected to exacerbate the adverse effect of the economic environment on our results of operations and financial condition.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds we received from our public offerings to make loans to our PRC subsidiaries or to make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

        We are an offshore holding company conducting our operations in China through our PRC subsidiaries. In utilizing the proceeds we received from any offering, we plan to make loans to our PRC subsidiaries, whether currently in existence or to be formed in the future, or make additional capital contributions to our PRC subsidiaries.

        Any loans we make to our PRC subsidiaries cannot exceed statutory limits and must be registered with SAFE or its local counterparts. Under applicable PRC law, the government authorities must approve a foreign-invested enterprise's registered capital amount, which represents the total amount of capital contributions made by the shareholders that have registered with the registration authorities. In addition, the authorities must also approve the foreign-invested enterprise's total investment, which is equal to the company's registered capital plus the amount of shareholder loans it is permitted to borrow under the law. The ratio of registered capital to total investment cannot be lower than the minimum statutory requirement. If we make loans to Henan Zhongpin Food Co., Ltd., our first-tier PRC subsidiary, that do not exceed its current maximum amount of borrowings, we will have to register each loan with SAFE or its local counterpart for the issuance of a registration certificate of foreign debts. In practice, it could be time-consuming to complete such SAFE registration process. Alternatively or concurrently with the loans, we might make capital contributions to Henan Zhongpin Food Co., Ltd. and such capital contributions involve uncertainties of their own. Further, SAFE promulgated a circular (known as Circular 142) on the Relevant Operating Issues Concerning the Improvement of the Administration of Payment and Settlement of Foreign Currency Capital of Foreign-invested Enterprises in August 2008 with respect to the administration of conversion of foreign exchange capital contributions of a foreign-invested enterprise. The circular clarifies that RMB converted from foreign exchange capital contributions can only be used for the activities within the approved business scope of such foreign invested enterprise and cannot be used for domestic equity investments unless otherwise permitted.

        We cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiaries or with respect to future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we receive from public offerings and to capitalize or otherwise fund our PRC operations may be negatively affected, which could adversely and materially affect our liquidity and our ability to fund and expand our business.

We may be subject to fines and legal sanctions by SAFE or other PRC government authorities if we or our employees who are PRC citizens fail to comply with PRC regulations relating to employee stock options granted by offshore listed companies to PRC citizens.

        On March 28, 2007, SAFE promulgated the Operating Procedures for Foreign Exchange Administration of Domestic Individuals Participating in Employee Stock Ownership Plans and Stock Option Plans of Offshore Listed Companies, or Circular 78. Under Circular 78, Chinese citizens who are granted share options by an offshore listed company are required, through a Chinese agent or Chinese subsidiary of the offshore listed company, to register with SAFE and complete certain other procedures, including applications for foreign exchange purchase quotas and opening special bank accounts. We and our Chinese employees who have been granted share options are subject to Circular 78. Failure to comply with these regulations may subject us or our Chinese employees to fines and legal sanctions imposed by SAFE or other PRC government authorities and may prevent us from further granting options under our share incentive plans to our employees. Such events could adversely affect our business operations.

We may be classified as a "resident enterprise" for PRC enterprise income tax purposes, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

        The new PRC Enterprise Income Tax Law, or the New EIT Law, that became effective January 1, 2008 provides that enterprises established outside of China whose "de facto management bodies" are located in China are considered "resident enterprises" and are generally subject to the uniform 25% enterprise income tax rate on their worldwide income. A recent circular issued by the PRC State

Administration of Taxation regarding the standards used to classify certain Chinese-invested enterprises controlled by PRC enterprises or PRC group enterprises and established outside of China as "resident enterprises" clarified that dividends paid by such "resident enterprises" and other income paid by such "resident enterprises" will be considered to be PRC source income, subject to PRC withholding tax, currently at a rate of 10%, when received or recognized by non-PRC resident enterprise shareholders. This recent circular also subjects such "resident enterprises" to various reporting requirements with the PRC tax authorities. Under the implementation regulations to the New EIT Law, a "de facto management body" is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and assets of an enterprise. In addition, the recent circular mentioned above specifies that certain Chinese-invested enterprises controlled by PRC enterprises or PRC group enterprises will be classified as "resident enterprises" if the following are located or resident in China: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision-making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders' meetings; and half or more of senior management or directors having voting rights. However, as this circular only applies to enterprises established outside of China that are controlled by PRC enterprises or groups of PRC enterprises, it remains unclear how the tax authorities will determine the location of "de facto management bodies" for overseas incorporated enterprises controlled by individual PRC residents like us. Therefore, although substantially all of our management is currently located in China, we do not currently consider our company to be a PRC resident enterprise.

        If the PRC tax authorities determine that we are a "resident enterprise," a number of unfavorable PRC tax consequences could follow. First, we will be subject to income tax at the rate of 25% on our worldwide income. The impact of the imposition of such enterprise income tax will be mitigated to the extent we can obtain a foreign tax credit for such taxes against our U.S. income tax liability on such income. Second, although under the New EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would qualify as "tax-exempted income", we cannot assure you that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, dividends payable by us to our investors and gain on the sale of our shares may become subject to PRC withholding tax. In the case of dividends paid to non-U.S. holders, any PRC withholding tax on dividends may be in addition to U.S. withholding tax that could otherwise apply. See "Material U.S. Federal Tax Considerations for Non-U.S. Holders of Common Stock." This could have the effect of increasing our effective income tax rate and could also have an adverse effect on our net income and results of operations, and may require us to withhold tax on our non-PRC shareholders.

The discontinuation of the preferential tax treatments and government subsidies available to us could decrease our net income and materially and adversely affect our financial condition and results of operations.

        Our PRC subsidiaries are incorporated in China and are governed by PRC income tax laws and regulations. Prior to January 1, 2008, entities established in China were generally subject to a 30% national and 3% local enterprise income tax rate. Various preferential tax treatments promulgated by national tax authorities were available to foreign-invested enterprises. Under the New EIT Law, China has adopted a uniform enterprise income tax rate of 25% for all PRC enterprises (including foreign-invested enterprises). Under the New EIT Law and its implementation regulations, income derived by an enterprise from the primary processing of agricultural products (including slaughtering live hogs) could be exempt from enterprise income tax. Consequently, a majority of our subsidiaries in China that slaughter live hogs are exempted from enterprise income tax. For the year ended December 31, 2010, the exempted income before income tax was $45.5 million, and the impact of income tax resulting from the exemption of net income from preliminary processing of agricultural products was $11.4 million. Our other subsidiaries in China are subject to the uniform 25% tax rate in relation to non-primary processing of agricultural products. We cannot assure you that the tax authorities will not change their position. We cannot assure you that our PRC subsidiaries will continue to qualify for benefits under the New EIT Law, or that the local tax authorities will not, in the future, change their position and revoke any of our past preferential tax treatments, any of which could cause our effective tax rate to increase, cause our net income to decrease, and materially and adversely affect our financial condition and results of operations.

        In addition, the central and local PRC government has provided us with various subsidies to encourage our research and development activities, building new facilities using information technology, building cold chain logistic and distribution networks, and for other contributions to the local community, such as increasing employment opportunities. Subsidies granted to us by PRC governmental authorities are subject to review and may be adjusted or revoked at any time in the future. The discontinuation or reduction of subsidies currently available to us may materially and adversely affect our financial condition and results of operations.

Risks Relating to an Investment in Our Securities

We have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

        Henan Zhongpin, a deemed predecessor to our company and our subsidiary in China, paid cash dividends to its stockholders in 2002 and 2003. However, we do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay, or may be unable to pay, any dividends. We intend to retain all earnings for our company's operations.

The market price for our common stock may be volatile and subject to wide fluctuations, which may adversely affect the price at which you can sell our shares.

        The market price for our common stock may be volatile and subject to wide fluctuations in response to factors including the following:

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  actual or anticipated fluctuations in our quarterly operations results;

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  changes in financial estimates by securities research analysts;

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  conditions in foreign or domestic meat processing or agricultural markets;

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  changes in the economic performance or market valuations of other meat processing companies;

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  announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

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  addition or departure of key personnel;

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  fluctuations of exchange rates between the RMB and the U.S. dollar;

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  intellectual property litigation; and

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  general economic or political conditions in China.

        In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our stock.

Future sales of shares of our common stock may decrease the price for such shares.

        In 2009, our registration statement on Form S-3 (File No. 333-160058) was declared effective by the Securities and Exchange Commission registering securities that may be offered by us from time to time with an aggregate offering price of up to $80,000,000. In October 2009, we issued 4,600,000 shares of common stock pursuant to this registration statement on Form S-3 for an aggregate purchase price of $60,950,000. The balance of unsold securities of $19,050,000 was included in our registration statement on Form S-3 (File No. 333-171093) which was declared effective by the Securities and Exchange Commission in January 2011, registering securities that may be offered by us from time to time with an aggregate offering price of up to $250,000,000, and up to 9,562,505 shares of our common stock that may be sold by selling stockholders. Our board of directors has the discretion to issue additional securities under this registration statement on Form S-3. Actual sales of such shares, or the prospect of sales of such shares by the holders of such shares, may have a negative effect on the market price of the shares of our common stock. We may also register for resale additional outstanding shares of our common stock or shares that are issuable upon exercise of outstanding warrants or reserved for issuance under our stock option plan. Once such shares are registered, they can be freely sold in the public market. If any of our stockholders either individually or in the aggregate cause a large number of securities to be sold in the public market, or if the market perceives that these holders intend to sell a large number of securities, such sales or anticipated sales could result in a substantial reduction in the trading price of shares of our common stock and could also impede our ability to raise future capital.

Risks Relating to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

        Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

The price of our common stock may fluctuate significantly, which could negatively affect us and holders of our common stock.

        The trading price of our common stock may fluctuate significantly in response to a number of factors, many of which are beyond our control. For instance, if our financial results are below the expectations of securities analysts and investors, the market price of our common stock could decrease, perhaps significantly. Other factors that may affect the market price of our common stock include announcements relating to significant corporate transactions; fluctuations in our quarterly and annual financial results; operating and stock price performance of companies that investors deem comparable to us; and changes in government regulation or proposals relating to us. In addition, since the middle of 2008, the U.S. securities markets have experienced significant price and volume fluctuations. These fluctuations often have been unrelated to the operating performance of companies in these markets. Market fluctuations and broad market, economic and industry factors may negatively affect the price of our common stock, regardless of operating performance. You may not be able to sell your shares of common stock at or above the public offering price, or at all. Any volatility of or a significant decrease in the market price of our common stock could also negatively affect our ability to make acquisitions using common stock. Further, if we were to be the object of securities class action litigation as a result of volatility in our common stock price or for other reasons, it could result in substantial costs and diversion of our management's attention and resources, which could negatively affect our financial results.

The market price of our common stock may be affected by low volume.

        Our common stock has a relatively low average daily volume. The average daily volume during the period from December 10, 2010 to March 17, 2011 was approximately 257,913 shares. Without a significantly larger average trading volume, our common stock will be less liquid than the common stock of companies with higher trading volume. As a result, the trading prices for our common stock may be more volatile.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein include, and any free writing prospectuses relating to this offering of our common stock may include, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on our current expectations, assumptions, estimates and projections about us and our industry. All statements other than statements of historical fact are forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as "anticipate," "believe," "continue," "estimate," "expect," "intend," "is/are likely to," "may," "plan," "should," "will," "aim," "potential," "continue," or other similar expressions. The forward-looking statements relate to, among others:

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  our goals and strategies;

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  our future business development, financial condition and results of operations;

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  the expected growth of the supermarket and food retail industry in China;

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  market acceptance of our products;

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  our expectations regarding demand for our products;

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  our ability to stay abreast of market trends and technological advances;

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  competition in the meat and food processing industry in China;

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  the People's Republic of China's governmental policies and regulations relating to meat and food processing and distribution systems; and

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  general economic and business conditions in China.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may turn out to be incorrect. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus supplement or the accompanying prospectus, as the case may be, to conform our prior statements to actual results or revised expectations. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth under "Risk Factors" in this prospectus supplement and "Risk Factors" in our annual report on Form 10-K for the fiscal year ended December 31, 2010, which is incorporated by reference into this prospectus supplement.

USE OF PROCEEDS

        The net proceeds to us from the sale of shares of our common stock in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $66,420,000 million.

        We intend to use the net proceeds from the sale of our securities offered by this prospectus supplement for the construction of new processing and cold chain logistics facilities and for general corporate purposes.

        The foregoing use of our net proceeds from this offering represents our current intentions based upon our present plans and business condition. The amounts and timing of any expenditure will vary depending on the amount of cash generated by our operations, competitive and technological developments and the rate of growth, if any, of our business. Accordingly, our management will have significant discretion in the allocation of the net proceeds we will receive from this offering. Depending on future events and other changes in the business climate, we may determine at a later time to use the net proceeds for different purposes, including repayment of certain of our outstanding bank borrowings. Pending the use of the net proceeds, we intend to invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

CAPITALIZATION

        The following table sets forth our capitalization as of December 31, 2010 on an actual basis and on an as adjusted basis to reflect the issuance and sale of the shares of common stock in this offering, after deducting underwriting discounts and commissions and estimated aggregate offering expenses payable by us. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included in our annual report on Form 10-K for the fiscal year ended December 31, 2010, which is incorporated by reference into this prospectus supplement.

	As of December 31, 2010
	Actual	As Adjusted
	(in thousands)
Long-term debt	$98,616	$98,616
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 35,338,160 shares issued and outstanding, actual, and 40,338,160 shares issued and outstanding, as adjusted	35	40
Additional paid-in capital	171,402	237,817
Accumulated retained earnings	169,979	169,979
Accumulated other comprehensive income	29,577	29,577
Total equity	370,994	437,413
Total capitalization	$469,610	$536,029

MARKET PRICE OF OUR COMMON STOCK

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "HOGS." As of March 2, 2011, there were 35,355,502 shares of our common stock issued and outstanding. As of March 2, 2011, there were 53 stockholders of record. The following table sets forth the reported high and low intraday prices for our common stock on the NASDAQ Global Select Market for the applicable periods indicated. The last reported sale price of our common stock on the NASDAQ on March 17, 2011 was $14.50 per share.

	High	Low
Fiscal Year ended December 31, 2009:
First Fiscal Quarter	$12.55	$7.30
Second Fiscal Quarter	$13.48	$7.80
Third Fiscal Quarter	$15.64	$9.01
Fourth Fiscal Quarter	$16.79	$12.20
Fiscal Year ended December 31, 2010:
First Fiscal Quarter	$16.49	$11.14
Second Fiscal Quarter	$14.00	$10.42
Third Fiscal Quarter	$16.80	$11.08
Fourth Fiscal Quarter	$25.00	$16.25

DIVIDEND POLICY

        While cash dividends were paid in 2003 and 2002 by Henan Zhongpin, which is a deemed predecessor to our company and our subsidiary in China, we have never paid or declared any dividend on our common stock and we do not anticipate paying cash dividends in the foreseeable future. As a result of our holding company structure, we would rely entirely on contractual or dividend payments from our PRC subsidiaries for our cash flow to pay dividends on our common stock. The PRC government imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China, which also may affect our ability to pay cash dividends in the future. See "Risk Factors—Risks Relating to Conducting Business in China—Governmental control of currency conversion may affect the ability of our company to obtain working capital from our subsidiaries located in China and the value of your investment," "—Our PRC subsidiaries are subject to restrictions on making payments to us, which could adversely affect our cash flow and our ability to pay dividends on our capital stock" and Note 1 to our audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference into this prospectus supplement. In addition, under our credit agreement with Rabobank Nederland Shanghai Branch that terminates in June 2011, Henan Zhongpin is prohibited from paying dividends in an amount in excess of 50% of its related earnings during the term of the credit facility. Moreover, under our loan agreement with China Merchants Bank that terminates in November 2014, Henan Zhongpin is prohibited from paying dividends without consent of the bank, and the dividends to be paid cannot exceed 50% of the distributable dividends during the term of the loan agreement. Under two of our loan agreements with Agriculture Bank of China that terminate in December 2014, Henan Zhongpin is prohibited from paying dividends if Henan Zhongpin fails to pay the portion of principal amount and interests of the loan that are due each year during the term of the loan agreements.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS
FOR NON-U.S. HOLDERS OF COMMON STOCK

        This discussion describes the material U.S. federal income tax consequences applicable to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our common stock pursuant to this offering. This discussion does not address any aspect of U.S. federal gift or estate tax, or the state, local or non-U.S. tax consequences of an investment in our common stock. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, its legislative history, existing and proposed regulations promulgated thereunder, published rulings and court decisions, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis.

        This discussion applies to non-U.S. holders who beneficially own our common stock as capital assets for U.S. federal income tax purposes. This discussion does not address all U.S. federal income tax considerations that may be relevant to a particular holder in light of that holder's particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including, without limitation, certain former citizens or permanent residents of the United States, an integral part or controlled entity of a foreign sovereign, partnerships and other pass-through entities, real estate investment trusts, regulated investment companies, "controlled foreign corporations," "passive foreign investment companies," banks, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-exempt organizations, tax-qualified retirement plans, persons subject to the alternative minimum tax, persons that own or have owned more than 5% of our common stock, persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation, or persons that hold our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction.

        For U.S. federal income tax purposes, income earned through a U.S. or non-U.S. partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is attributed to its owners. Accordingly, if a partnership holds our common stock, the tax treatment of its owners will generally depend on their specific status and the activities of the partnership. Partners of partnerships that hold our common stock are urged to consult their own tax advisors concerning the particular U.S. federal income tax consequences applicable to them.

        The actual tax consequences of investing in our common stock will vary depending on each prospective purchaser's circumstances. Prospective purchasers are urged to consult their own tax advisors concerning the particular U.S. federal income tax consequences to them of the purchase, ownership and disposition of our common stock, as well as the consequences to them arising under the laws of any other taxing jurisdiction.

        For purposes of the U.S. federal income tax discussion below, a non-U.S. Holder is any beneficial owner of our common stock that is not a "U.S. person" or a partnership for U.S. federal income tax purposes. A U.S person is any of the following:

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  a citizen or resident of the United States for U.S. federal income tax purposes;

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  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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  a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) the trust has a valid election in effect to be treated as a U.S. person.

Distributions on Common Stock

        As discussed under "Dividend Policy" above, we do not expect to pay any dividends on our common stock in the foreseeable future. If, however, we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder's adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described under the section titled "—Gain on Sale or Disposition of Common Stock" below.

        Dividends paid to a non-U.S. holder of our common stock that are not effectively connected with a U.S. trade or business conducted by such holder generally will be subject to withholding tax at a rate of 30% of the gross amount of the dividends or a such reduced rate specified by an applicable income tax treaty. In order to obtain the benefit of a reduced treaty rate, a non-U.S. holder must provide a properly executed Internal Revenue Service ("IRS") Form W-8BEN (or other applicable form) certifying its entitlement to benefits under an applicable treaty. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically.

        If a non-U.S. holder is engaged in a trade or business in the United States, and dividends paid to the non-U.S. holder are effectively connected with the conduct of that trade or business, the non-U.S. holder will generally be taxed on a net income basis in the same manner as a U.S. person, subject to an applicable income tax treaty providing otherwise. The withholding tax discussed in the preceding paragraph does not apply to dividends paid to a non-U.S. holder who provides a Form W-8ECI (or other applicable form), certifying that the dividends are effectively connected with the non-U.S. holder's conduct of a trade or business within the United States. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional "branch profits tax" imposed at a rate of 30% (or such lower rate specified by an applicable tax treaty).

Gain on Sale or Disposition of Common Stock

        Subject to the discussion below concerning backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of our common stock, unless:

  •
  the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the non-U.S. Holder in the United States);

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  the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the sale or disposition and certain other requirements are met; or

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  we are or have been a U.S. real property holding corporation ("USRPHC") as defined in the Code, at any time within the five-year period preceding the disposition or the non-U.S. holder's holding period, whichever period is shorter, and our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

        Unless an applicable tax treaty provides otherwise, the gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if such holder were a U.S. person. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable tax treaty).

        Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a flat 30% rate (or such a lower rate specified by an applicable income tax treaty), but may be offset by U.S. source capital losses of the non-U.S. holder.

        With respect to the third bullet point above, we believe that we are not, and we do not anticipate becoming, a USRPHC.

Information Reporting Requirements and Backup Withholding

        Information returns will be filed with the IRS in connection with payments of dividends on our common stock and the proceeds from a sale or other disposition of our common stock. A non-U.S. holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding tax requirements. The certification procedures required to claim a reduced rate of withholding under an income tax treaty will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder may be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such non-U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

Recent Legislation

        Recent legislation generally imposes a withholding tax of 30% on payments to certain foreign entities, after December 31, 2012, of dividends on and the gross proceeds of dispositions of U.S. common stock, unless various U.S. information reporting and due diligence requirements that are different from, and in addition to, the beneficial owner certification requirements described above have been satisfied. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated March 16, 2011, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC is acting as representative, the following respective numbers of shares of common stock:

Underwriters	Number of Shares
Credit Suisse Securities (USA) LLC	3,750,000
Cowen and Company, LLC	500,000
Oppenheimer & Co. Inc.	500,000
Maxim Group LLC	250,000

Total	5,000,000

        The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased.

        The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

        The underwriters propose to offer the shares of common stock at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of $0.423 per share. After the public offering the representative may change the public offering price and concession and discount to broker-dealers.

        The following table summarizes the compensation we will pay:

	Per Share	Total
Underwriting discounts and commissions payable by us	$0.705	$3,525,000

        We estimate that our total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $555,000.

        We and certain of our directors and executive officers have agreed that, without the prior written consent of the representative on behalf of the underwriters we and they will not, for a period of 90 days from the date of this prospectus supplement:

  •
  offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any additional shares of common stock or securities convertible into or exchangeable or exercisable for any shares of common stock, or enter into a transaction which would have the same effect;

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  enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of common stock, whether any such aforementioned transaction is to be settled by delivery of common stock or such other securities, in cash or otherwise; or

  •
  publicly disclose the intention to make any such offer, sale, pledge or disposition or enter into any such transaction, swap, hedge or other arrangement.

        The restrictions described in the preceding paragraph do not apply to transactions relating to common stock or other securities acquired in open market transactions after the completion of this offering and certain other exemptions.

        However, in the event that either (1) during the last 17 days of the "lock-up" period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the "lock-up" period, we announce that we will release earnings results during the 16-day period beginning on the last day of the "lock-up" period, then in either case the expiration of the "lock-up" will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless the representative of the underwriters waives, in writing, such an extension.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "HOGS."

        From time to time, certain of the underwriters or their affiliates may provide investment banking and other financial services to us, our affiliates or employees, for which they may in the future receive customary fees and commissions.

        The public offering price of the shares of our common stock being sold in this offering was determined by reference to the closing price of our common stock listed on the NASDAQ Global Select Market on the pricing date. The public offering price was provided on the cover page of this prospectus supplement after taking into account prevailing market conditions and other factors, such as current market valuations of publicly traded companies that we and the underwriters believed to be reasonably comparable to us.

        In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and passive market-making in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriters of shares of common stock in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position.

  •
  Syndicate covering transactions involve purchases of the shares of common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

  •
  Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

  •
  In passive market making, market makers in the common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchases of our common stock until the time, if any, at which a stabilizing bid is made.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NASDAQ Global Select Market or otherwise and, if commenced, may be discontinued at any time.

        This prospectus supplement and the accompanying prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

        Credit Suisse Securities (USA) LLC's address is 11 Madison Avenue, New York, New York 10010. Cowen and Company, LLC's address is 599 Lexington Avenue, New York, New York 10022. Oppenheimer & Co. Inc.'s address is 300 Madison Avenue, New York, New York 10017. Maxim Group LLC's address is 405 Lexington Avenue, New York, New York 10174.

        No action has been taken or will be taken by us or by any underwriter in any jurisdiction that would permit a public offering of the common stock, or the possession, circulation or distribution of this prospectus supplement and the accompanying prospectus or any other material relating to us or the common stock, in any country or any jurisdiction where action for that purpose is required, other than in the United States. Accordingly, the common stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement and the accompanying prospectus nor any other offering material or advertisements in connection with the common stock may be distributed or published, in or from any country or any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof. Persons who receive this prospectus supplement and the accompanying prospectus are advised by us and the underwriters to inform themselves about, and to observe any restrictions as to, the offering and the common stock and the distribution of this prospectus supplement and the accompanying prospectus.

        Australia.    This prospectus supplement and the accompanying prospectus are not a product disclosure statement, prospectus or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the "Act") and do not purport to include the information required of a product disclosure statement, prospectus or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material or advertisement in relation to the offer of the shares of common stock has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

        Accordingly, (1) the offer of the shares of common stock under this prospectus supplement and the accompanying prospectus may only be made to persons: (i) to whom it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act; and (ii) who are "wholesale clients" as that term is defined in section 761G of the Act; (2) this prospectus supplement and the accompanying prospectus may only be made available in Australia to persons as set forth in clause (1) above; and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the shares of common stock sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

        Canada.    Resale Restrictions.    The distribution of the shares in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of shares are made. Any resale of the shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the shares.

        Representations of Purchasers.    By purchasing shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

  •
  the purchaser is entitled under applicable provincial securities laws to purchase the shares without the benefit of a prospectus qualified under those securities laws as it is an "accredited investor" as defined under National Instrument 45-106—Prospectus and Registration Exemptions;

  •
  the purchaser is a "permitted client" as defined in National Instrument 31-103—Registration Requirements and Exemptions;

  •
  where required by law, the purchaser is purchasing as principal and not as agent;

  •
  the purchaser has reviewed the text above under "Resale Restrictions"; and

  •
  the purchaser acknowledges and consents to the provision of specified information concerning the purchase of the shares to the regulatory authority that by law is entitled to collect the information, including certain personal information. For purchasers in Ontario, questions about such indirect collection of personal information should be directed to Administrative Support Clerk, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8 or to (416) 593-3684.

        Rights of Action—Ontario Purchasers.    Under Ontario securities legislation, certain purchasers who purchase a security offered by this document during the period of distribution will have a statutory right of action for damages, or while still the owner of the shares, for rescission against us in the event that this document contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the shares. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the shares. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the shares were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the shares as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

        Enforcement of Legal Rights.    All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

        Taxation and Eligibility for Investment.    Canadian purchasers of shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares in their particular circumstances and about the eligibility of the investment by the purchaser under relevant Canadian legislation.

        Cayman Islands.    This prospectus supplement and the accompanying prospectus do not constitute an invitation or offer to the public in the Cayman Islands of the shares of common stock, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, any shares of common stock to the public in the Cayman Islands.

        European Economic Area.    In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), an offer of the shares of common stock has not been made or will not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the shares of common stock to the public in that Relevant Member State at any time:

          (a)    to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b)    to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last (or, in Sweden, its last two) annual or consolidated accounts; or

          (c)    in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of common stock shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase any shares of common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/7 1/EC and includes any relevant implementing measure in each Relevant Member State.

        Hong Kong.    The shares of common stock have not been offered and will not be offered other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of Companies Ordinance (Cap. 32) of Hong Kong; and the underwriters have not issued and will not issue any advertisement, invitation or document relating to the shares of common stock, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under the Ordinance.

        Japan.    The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, as amended. The shares of common stock have not been offered or sold and will be offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term shall mean any person resident in Japan or any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan and other applicable laws, regulations and governmental guidelines in Japan.

        PRC.    This prospectus supplement and the accompanying prospectus have not been and will not be circulated or distributed in the PRC, and the shares of common stock may not be offered or sold, and will not be offered or sold, directly or indirectly, to any resident of the PRC or to persons for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, the PRC does not include Taiwan and the Special Administrative Regions of Hong Kong and Macao.

        Singapore.    This prospectus supplement and the accompanying prospectus have not been and will not be lodged with or registered as a prospectus by the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the shares of common stock may not be issued, circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined under Section 4A(1)(c) of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA") and pursuant to Section 274 of the SFA, (ii) to a relevant person as defined under Section 275(2) of the SFA and pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.

        Where the shares of common stock are initially subscribed or purchased pursuant to an offer made in reliance of the exemptions under Sections 274 and 275 of the SFA, within the period of six months from the date of the initial subscription or purchase, these shares of common stock should only be sold in Singapore to institutional investors, relevant persons or any person pursuant to Section 275(1A) of the SFA.

        Where the shares of common stock are subscribed for or purchased under Section 275 of the SFA by a relevant person that is:

          (a)    a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

          (b)    a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

the shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares of common stock under Section 275 of the SFA except:

          (i)    to an institutional investor or to a relevant person, or to any person arising from an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

          (ii)    where no consideration is or will be given for the transfer;

          (iii)    where the transfer is by operation of law; or

          (iv)    as specified in Section 276(7) of the SFA.

        Switzerland.    The shares of common stock will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland.

        Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to us or the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of the shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA), and this offer of the shares of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares of common stock.

        United Kingdom.    This prospectus supplement and the accompanying prospectus do not constitute a prospectus for the purposes of the prospectus rules issued by the UK Financial Services Authorities (the "FSA"), pursuant to section 84 of the Financial Services and Markets Act 2000 (as amended, the "FSMA"), and has not been filed with the FSA. The shares of common stock may not be offered or sold and will not be offered or sold to the public in the UK (within the meaning of section 102B of the FSMA) save in the circumstances where it is lawful to do so without an approved prospectus (with the meaning of the section 85 of the FSMA) being made available to the public before the offer is made. In addition, no person may communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale or any shares of common stock except in circumstances in which section 21(1) of the FSMA does not apply to us. This prospectus supplement and the accompanying prospectus are directed only at (i) persons who are outside the UK and (ii) persons having professional experience in matters relating to investments who fall within the definition of "investment professionals" in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "FPO"), or (iii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49 of the FPO.

        Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is only available to and will only be engaged in with such persons who fall within (ii) or (iii) above, and persons who do not should not rely on or act upon this communication.

LEGAL MATTERS

        Certain legal matters as to United States federal and New York law and the validity of the issuance of the shares of common stock offered hereby will be passed on for us by O'Melveny & Myers LLP. Certain legal matters as to United States federal and New York law will be passed upon for the underwriters by Shearman & Sterling LLP. Legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices and for the underwriters by Fangda Partners.

EXPERTS

        The consolidated financial statements of our company for the years ended December 31, 2010, 2009, and 2008 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2010 and have been so incorporated in reliance upon the reports of BDO China Li Xin Da Hua CPA Co., Ltd., an independent registered public accounting firm, incorporated by reference elsewhere herein and given upon the authority of such firm as an expert in auditing and accounting.

        The offices of BDO China Li Xin Da Hua CPA Co., Ltd. are located at 11th Floor, B Block, Union Square, 5022 Binhe Road, Shenzhen, 518033, People's Republic of China.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement of which this prospectus supplement and the accompanying prospectus is a part and the exhibits and schedules thereto.

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus supplement, except that, anything herein to the contrary notwithstanding, we do not incorporate by reference any document, exhibit or information that is deemed to have been "furnished" to, rather than "filed" with, the SEC:

  (a)
  Our annual report on Form 10-K for our fiscal year ended December 31, 2010 (filed on March 7, 2011); and

  (b)
  The description of our common stock contained in our registration statement on Form 8-A/A, filed on December 26, 2007, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. You may request a copy of these filings by writing to us at Zhongpin Inc., 21 Changshe Road, Changge City, Henan Province, People's Republic of China 461500, Attn: Mr. Baoke Ben, Corporate Secretary, or calling us at (011) 86-82861788.

PROSPECTUS

$250,000,000

Zhongpin Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

9,562,505 SHARES OF COMMON STOCK OFFERED BY THE SELLING STOCKHOLDERS

We may offer, from time to time, in one or more series:

  •
  shares of our common stock;
  •
  shares of our preferred stock;
  •
  debt securities;
  •
  warrants to purchase common stock and/or preferred stock;
  •
  rights to purchase common stock and/or preferred stock; and
  •
  units consisting of two or more of these classes or series of securities.

We may sell any combination of these securities in one or more offerings, up to an aggregate offering price of $250,000,000 on terms to be determined at the time of offering. In addition, from time to time, the selling stockholders identified in this prospectus under the heading "Selling Stockholders," may sell up to an aggregate of 9,562,505 shares of our common stock held by them. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

This prospectus provides you with a general description of the securities that we or the selling stockholders may offer and sell from time to time. Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities offered and may also add, update or change the information in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We or the selling stockholders may offer and sell these securities directly to you, through agents, underwriters or dealers. If any agent, dealer or underwriter is involved in the sale of any securities offered by this prospectus, we will name them and describe their compensation in a prospectus supplement.

Our shares of common stock trade on the NASDAQ Global Select Market under the symbol "HOGS." On January 11, 2011, the last sale price of our common stock as reported on the NASDAQ Global Select Market was $18.66 per share. You are urged to obtain current market quotations for our common stock.

You should carefully read and consider the risk factors appearing throughout this prospectus, including, without limitation, those appearing under the heading "Risk Factors" beginning on page 6 of this prospectus.

Our mailing address and telephone number are:

21 Changshe Road
Changge City, Henan Province
People's Republic of China 461500
(011) 86 10-82861788

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                    , 2011

        You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement accompanying this prospectus and that we have referred you to. No dealer, salesperson or other person is authorized to give information that is different. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus or in any prospectus supplement is correct only as of the date on the front of those documents, regardless of the time of the delivery of this prospectus or any prospectus supplement or any sale of these securities.

        This document, as supplemented from time to time, may include product names, trade names and trademarks of other companies. All such product names and trademarks appearing in this document are the property of their respective holders.

i

        Unless the context otherwise requires, all references in this prospectus to "Zhongpin," "Company," "registrant," "we," "us" or "our" include Zhongpin Inc., a Delaware corporation, and any subsidiaries or other entities controlled by us.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a shelf registration process. Under this shelf registration statement, we may, from time to time, sell any combination of common stock and/or preferred stock, various series of debt securities, warrants to purchase any of such securities, and/or rights to purchase shares of our common or preferred stock, either individually or in units comprised of any of such securities, in one or more offerings, for a total maximum offering price not to exceed $250,000,000 and the selling stockholders may, from time to time, sell common stock in one or more offerings, up to a total of 9,562,505 shares of our common stock.

        This prospectus provides you with a general description of the securities we or the selling stockholders may offer. If required, each time securities are offered under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and those securities. A prospectus supplement may include a discussion of risks or other special considerations applicable to us, the selling stockholders or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. As permitted by the SEC's rules, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information about us and the securities, we refer you to the registration statement and to the exhibits and schedules filed with it. Statements contained in this prospectus as to the contents of any contract or other documents referred to are not necessarily complete. We refer you to those copies of contracts or other documents that have been filed as exhibits to the registration statement, and statements relating to such documents are qualified in all aspects by such reference.

        We file reports with the SEC on a regular basis that contain financial information and results of operations. You may read and copy any document that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website site at http://www.sec.gov that contains reports, proxy statements, information statements and other information regarding registrants such as us that file electronically with the SEC. You may also obtain information about us at our website at www.zpfood.com. However, the information on our website does not constitute a part of this prospectus.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        To avoid repeating information in this prospectus that we have already filed with the SEC, we have incorporated by reference the filings (File No. 001-33593) listed below. This information is considered a part of this prospectus. These documents are as follows:

  •
  Our annual report on Form 10-K for our fiscal year ended December 31, 2009 (filed on March 15, 2010);

  •
  Our quarterly reports on Form 10-Q for the quarters ended March 31, 2010 (filed on May 10, 2010), June 30, 2010 (filed on August 9, 2010), and September 30, 2010 (filed on November 9, 2010);

  •
  Our current report on Form 8-K filed on June 15, 2010.

  •
  The description of our common stock contained in our registration statement on Form 8-A, filed on July 13, 2007, including any amendment or report filed for the purpose of updating such description.

        In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement as well as all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

        We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been incorporated in this prospectus by reference. Requests for such copies should be directed to Zhongpin Inc., 21 Changshe Road, Changge City, Henan Province, People's Republic of China 461500, Attn: Mr. Baoke Ben, Corporate Secretary, telephone number (011) 86-82861788.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently-filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement, and the documents incorporated herein and therein by reference contain forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecasts," and the like, the negatives of such expressions, or the use of future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning:

  •
  our goals and strategies;

  •
  our future business development, financial condition and results of operations;

  •
  the expected growth of the supermarket and food retail industry in China;

  •
  market acceptance of our products;

  •
  our expectations regarding demand for our products;

  •
  our ability to stay abreast of market trends and technological advances;

  •
  competition in the meat and food processing industry in China;

  •
  PRC governmental policies and regulations relating to meat and food processing and distribution systems; and

  •
  general economic and business conditions in China.

        Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. You are urged to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including, but not limited to, those factors set forth in our most recent Annual Report on Form 10-K under the captions "Risk Factors," "Business," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Quantitative and Qualitative Disclosures About Market Risk," and any of those made in our other reports filed with the SEC. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Additional risks relating to our business, the industries in which we operate or any securities we or the selling stockholders may offer and sell under this prospectus may be described from time to time in our filings with the SEC. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

 INFORMATION ABOUT THE COMPANY

Our Business

        We are principally engaged in the meat and food processing and distribution business in the People's Republic of China, or the PRC. We are developing what we believe is a nationally recognized brand of high-quality, fresh-tasting, healthy and nutritious meat and food products targeting the new middle class in the PRC. At September 30, 2010, our product line included over 350 unique meat products, including chilled pork, frozen pork and prepared meats, and over 30 vegetable and fruit products, that are sold on a wholesale basis and on a retail basis through an exclusive network of showcase stores, network stores and supermarket counters. Currently, we have 13 processing plants, located in Henan, Jilin and Sichuan provinces and in Tianjin in the PRC. Our total production capacity for chilled pork and frozen pork is approximately 1,566 metric tons per day, based on an eight-hour working day, or approximately 563,760 metric tons on an annual basis. In addition, we have production capacity for prepared meats of 250 metric tons per eight-hour day, or approximately 90,000 metric tons on an annual basis, and for fruits and vegetables of 83.3 metric tons per eight-hour day, or approximately 30,000 metric tons on an annual basis. In addition, we have annual production capacity for food oil (pork oil) of approximately 20,000 metric tons. We utilize state-of-the-art equipment in all of our abattoirs and processing facilities, and sell all of our products under the "Zhongpin" brand name.

        At September 30, 2010, our customers included 31 international or domestic fast food companies in the PRC, 57 processing factories and 1,693 school cafeterias, factory canteens, army posts and national departments. At such date, we also sold directly to 3,285 retail outlets, including supermarkets, within the PRC.

        To differentiate our company from other market incumbents, we also have successfully implemented a unique retail strategy that includes the establishment of a network of showcase stores, branded network stores and supermarket counters that are exclusive retailers of our product lines. At September 30, 2010, we had a total of 154 showcase stores, 1,057 network stores and 2,074 supermarket counter locations.

        We have established distribution networks in 20 provinces and in the four central government-administered municipalities of Beijing, Shanghai, Tianjin and Chongqing, in the North, East, South and Mid-South regions of the PRC, and also have formed strategic partnerships with leading supermarket chains and the food industry in the PRC. In addition, we export products to Europe, Hong Kong and other selected countries in Asia.

        We believe we are a market leader in the meat and meat products industry in the PRC and that the principal strengths of our company are as follows:

  •
  We have a vertically-integrated fresh meat, meat products, fresh produce and fruit supply chain from farming, slaughtering, cutting, processing and wholesaling to retailing;

  •
  We have a wide distribution network through major areas of the PRC;

  •
  The "Zhongpin" brand name is well recognized in major areas of the PRC as an established and leading brand;

  •
  We have advanced production equipment for the packaging of meat and food;

  •
  Our customers include some of the largest supermarket chains, such as Century Mart, Walmart China, Carrefour China and Metro (China) Group;

  •
  We have implemented a comprehensive logistics management program and have an efficient delivery system that, at September 30, 2010, utilized over 580 temperature-controlled container trucks and public railway; services;

  •
  Based upon our historical growth rates, we believe our experienced management team, led by our founder and Chairman, Mr. Zhu Xianfu, has the ability to grow and expand our business;

  •
  We have an emphasis on quality assurance systems;

  •
  We have a comprehensive brand building strategy and brand equity management; and

  •
  We have an innovative product development program, with approximately 89 new products under development at September 30, 2010.

        As of November 19, 2010, we had 7,125 employees, of whom 5,394 were operating personnel, 1,270 were sales personnel, 109 were research and development personnel and 352 were administrative personnel.

General

        Our principal business office is located at 21 Changshe Road, Changge City, Henan Province, People's Republic of China 461500, and our telephone number is (011) 86-10-82861788. Our corporate web site is www.zpfood.com. The information found on our web site is neither incorporated herein by reference nor intended to be part of this prospectus, and should not be relied upon by you when making a decision to invest in our securities.

 RISK FACTORS

        Following are some specific factors that should be considered for a better understanding of our operations and financial condition. These factors and the other matters discussed herein are important factors that could cause actual results or outcomes for us to differ materially from those discussed in the forward-looking statements included elsewhere in this prospectus. It is not possible for management to assess the effect of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

Risks Relating To Our Business

If there are any interruptions to or a decline in the amount or quality of our live pigs, raw pork or other major raw material supply, our production or sales could be materially and adversely affected.

        Live pigs and raw pork are the principal raw materials used in our production. We procure all of our live pigs and some of our raw meat from a number of third-party suppliers. The supply of pork is dependent on the output of pig farms, which may be affected by outbreaks of diseases or epidemics. Our current suppliers may not be able to provide live pigs or raw pork of sufficient quality to meet our stringent quality control requirements. Any interruptions to or decline in the amount or quality of our live pigs or raw pork supply could materially disrupt our production and adversely affect our business. In addition to live pigs and raw pork, we also use additives and packaging in our production, which we source from third-party suppliers, and resell a wide variety of fruits and vegetables, which we purchase from third-party farms. Any interruptions to or decline in the amount or quality of our additives or packaging supply, or in the fruits or vegetables we procure, could also disrupt our production or sales and adversely affect our business. We are vulnerable to further increases in the price of raw materials (particularly of live pigs and raw pork) and other operating costs, and we may not be able to entirely offset these increasing costs by increasing the prices of our products, particularly our processed meat products.

We may be unable to anticipate changes in consumer preferences for processed meat products, which may result in decreased demand for our products.

        Our continued success in the processed meat products market is in large part dependent on our ability to anticipate and develop products that appeal to the changing tastes, dietary habits and preferences of our customers. If we are not able to anticipate and identify new consumer trends and develop new products accordingly, demand for our products may decline and our operating results may be adversely affected. In addition, we may incur significant costs relating to developing and marketing new products or expanding our existing product lines in reaction to what we perceive to be a consumer preference or demand. Such development or marketing may not result in the level of market acceptance, volume of sales or profitability anticipated.

If the chilled and frozen pork market in the PRC does not grow as we expect, our results of operations and financial condition may be adversely affected.

        We believe chilled and frozen pork products have strong growth potential in the PRC and, accordingly, we have continuously increased our sales of chilled and frozen pork. If the chilled and frozen pork market in the PRC does not grow as we expect, our business may be harmed, we may need to adjust our growth strategy and our results of operation may be adversely affected.

We require various licenses and permits to operate our business, and the loss of or failure to renew any or all of these licenses and permits could require us to suspend some or all of our production or distribution operations.

        In accordance with PRC laws and regulations, we are required to maintain various licenses and permits in order to operate our business, including, without limitation, a slaughtering permit in respect of each of our chilled and frozen pork production facilities and a permit for production of industrial products in respect of each of our processed meat production facilities. We are required to comply with applicable hygiene and food safety standards in relation to our production processes. Our premises and transportation vehicles are subject to regular inspections by the regulatory authorities for compliance with applicable regulations. Failure to pass these inspections, or the loss of or failure to renew our licenses and permits, could require us to temporarily or permanently suspend some or all of our production or distribution operations, which could disrupt our operations and adversely affect our revenues and profitability.

Our ability to export may be restricted if we cannot maintain current licenses or obtain additional licenses in other countries and regions.

        For the three years ended December 31, 2009, 2008 and 2007 and the nine months ended September 30, 2010, revenue attributable to our export business as a percentage of our total revenue was approximately 1%, 1%, 6% and 1%, respectively. We must maintain certain licenses from applicable foreign governments in order to continue to export to those jurisdictions. In addition, we must apply for licenses from applicable foreign governments should we desire to export our products to countries with which we currently do not have business relations. We cannot assure you that we can maintain our current licenses for export or obtain licenses to export to countries with which we do not currently have business relations. The loss of any licenses or the inability to obtain new licenses to export may adversely affect the aggregate amount of our export sales and the profitability of our business.

The loss of senior management or key research and development personnel or our inability to recruit additional personnel may harm our business.

        We are highly dependent on our senior management to manage our business and operations and our key research and development personnel for the development of new processing technologies and food products and the enhancement of our existing products. In particular, we rely substantially on our chairman and chief executive officer, Mr. Xianfu Zhu, and our executive vice president, Mr. Baoke Ben, to manage our operations. We also depend on our key research personnel for the development of new products and manufacturing methods, on our key information technology and logistics personnel for the production, storage and shipment of our products and on our key marketing and sales personnel, engineers and other personnel with technical and industry knowledge to transport, market and sell our products. We do not maintain key man life insurance on any of our senior management or key personnel. The loss of any one of them, in particular Mr. Zhu or Mr. Ben, would have a material adverse effect on our business and operations. Competition for senior management and our other key personnel is intense and the pool of suitable candidates is limited. We may be unable to locate a suitable replacement for any senior management or key personnel that we lose. In addition, if any member of our senior management or key personnel joins a competitor or forms a competing company, they may compete with us for customers, business partners and other key professionals and staff members of our company. Although each of our senior management and key personnel has signed a confidentiality and non-competition agreement in connection with his employment with us, we cannot assure you that we will be able to successfully enforce these provisions in the event of a dispute between us and any member of our senior management or key personnel.

        We compete for qualified personnel with other food processing companies, food retailers, logistics companies and research institutions. Intense competition for these personnel could cause our compensation costs to increase significantly, which could have a material adverse effect on our results of operations. Our future success and ability to grow our business will depend in part on the continued service of these individuals and our ability to identify, hire and retain additional qualified personnel. If we are unable to attract and retain qualified employees, we may be unable to meet our business and financial goals.

Our growth strategy may prove to be disruptive and divert management resources, which could adversely affect our existing businesses.

        Over the last three years, we constructed, leased or acquired several new production facilities, both within and outside of Henan province. Our growth strategy includes the continued expansion of our manufacturing operations and may include acquisitions of additional products, manufacturing or production capabilities or sources of supply. In addition, we intend to expand our network of sales offices and warehouses to additional cities in the PRC. The implementation of such strategy may involve large transactions and present financial, managerial and operational challenges, including diversion of management attention from existing businesses, difficulty with integrating personnel and financial and other systems, increased expenses, including compensation expenses resulting from newly-hired employees, assumption of unknown liabilities and potential disputes. We also could experience financial or other setbacks if any of our growth strategies incur problems of which we are not presently aware.

We may require additional financing in the future and our operations could be curtailed if we are unable to obtain required additional financing when needed.

        We may need to obtain additional debt or equity financing to fund future capital expenditures. Additional equity may result in dilution to the holders of our outstanding shares of capital stock. Additional debt financing may include conditions that would restrict our freedom to operate our business, such as conditions that:

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  limit our ability to pay dividends or require us to seek consent for the payment of dividends;

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  increase our vulnerability to general adverse economic and industry conditions;

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  require us to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow to fund capital expenditures, working capital and other general corporate purposes; and

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  limit our flexibility in planning for, or reacting to, changes in our business and our industry.

        We cannot guarantee that we will be able to obtain any additional financing on terms that are acceptable to us, or at all.

If the world-wide financial crisis intensifies, potential disruptions in the capital and credit markets may adversely affect our business, including the availability and cost of short-term funds for liquidity requirements, our ability to meet short-term and long-term commitments and our ability to grow our business; each could adversely affect our results of operations, cash flows and financial condition.

        The global economy has recently experienced a significant contraction, with an almost unprecedented lack of availability of business and consumer credit. We rely on the credit markets, particularly for short-term borrowings from banks in the PRC, as well as the capital markets, to meet our financial commitments and short-term liquidity needs if internal funds are not available from our operations. Disruptions in the credit and capital markets, as have been experienced since mid-2008, could adversely affect our ability to draw on our short-term bank facilities. Our access to funds under these credit facilities is dependent on the ability of the banks that are parties to those facilities to meet their funding commitments, which may be dependent on governmental economic policies in the PRC. Those banks may not be able to meet their funding commitments to us if they experience shortages of capital and liquidity or if they experience excessive volumes of borrowing requests from us and other borrowers within a short period of time.

        Long-term disruptions in the credit and capital markets, similar to those that have been experienced since mid-2008, could result from uncertainty, changing or increased regulation, reduced alternatives or failures of significant financial institutions and could adversely affect our access to liquidity needed for our business. Any disruption could require us to take measures to conserve cash until the markets stabilize or until alternative credit arrangements or other funding for our business needs can be arranged. Such measures could include deferring capital expenditures, and reducing or eliminating discretionary uses of cash.

        Continued market disruptions could cause broader economic downturns, which may lead to lower demand for our products and increased incidence of customers' inability to pay their accounts. Further, bankruptcies or similar events by customers may cause us to incur bad debt expense at levels higher than historically experienced. These events would adversely affect our results of operations, cash flows and financial position.

Our operations are cash intensive and our business could be adversely affected if we fail to maintain sufficient levels of working capital.

        We expend a significant amount of cash in our operations, principally to fund our raw material procurement. Our suppliers, in particular, suppliers of pigs, typically require payment in full within seven days after delivery, although some of our suppliers provide us with credit. In turn, we typically require our customers of chilled and frozen pork to make payment in full on delivery, although we offer some of our long-standing customers credit terms. We generally fund most of our working capital requirements out of cash flow generated from operations. If we fail to generate sufficient revenues from our sales, or if we experience difficulties collecting our accounts receivable, we may not have sufficient cash flow to fund our operating costs and our profitability could be adversely affected.

We may be unable to maintain our profitability in the face of a consolidating retail environment in the PRC.

        We sell substantial amounts of our products to supermarkets and large retailers. The supermarket and food retail industry in the PRC has been, and is expected to continue, undergoing a trend of development and consolidation. As the retail food trade continues to consolidate and our retail customers grow larger and become more sophisticated, they may demand lower pricing and increased promotional programs. Furthermore, larger customers may be better able to operate on reduced inventories and potentially develop or increase their focus on private label products. If we fail to maintain a good relationship with our large retail customers, or maintain a wide offering of quality products, or if we lower our prices or increase promotional support of our products in response to pressure from our customers and are unable to increase the volume of our products sold, our profitability could decline.

Our operating results may fluctuate from period to period and if we fail to meet market expectations for a particular period, our share price may decline.

        Our operating results have fluctuated from period to period and are likely to continue to fluctuate as a result of a wide range of factors, including seasonal variations in live pig supply and processed meat products consumption. For example, demand for our products in general is relatively high before the Chinese New Year in January or February each year and lower thereafter. Our production and sales of chilled and frozen pork are generally lower in the summer due to a lower supply of live pigs, as well as a slight drop in meat consumption during the hot summer months. Interim reports may not be indicative of our performance for the year or our future performance, and period-to-period comparisons may not be meaningful due to a number of reasons beyond our control. We cannot assure you that our operating results will meet the expectations of market analysts or our investors. If we fail to meet their expectations, there may be a decline in our share price.

We derive a substantial portion of our revenues from sales in the PRC and any downturn in the Chinese economy could have a material adverse effect on our business and financial condition.

        Substantially all of our revenues are generated from sales in the PRC. We anticipate that revenues from sales of our products in the PRC will continue to represent a substantial proportion of our total revenues in the near future. Any significant decline in the condition of the PRC economy could, among other things, adversely affect consumer buying power and discourage consumption of our products, which in turn would have a material adverse effect on our revenues and profitability.

We rely on our exclusive network of showcase stores, network stores and supermarket brand counters for the success of our sales and our brand image, and should they perform poorly, our revenues and brand image could be materially and adversely affected.

        In addition to our sales to wholesale customers, we sell our products through showcase stores, network stores and supermarket brand counters. All of these retail-based stores exclusively sell our pork products and display the Zhongpin logo on the fascia of the stores. For the years ended December 31, 2009, 2008 and 2007 and the nine-month period ended September 30, 2010, these retail outlets accounted for approximately 41%, 42%, 44% and 40%, respectively, of our total revenue. Any significant deterioration in the sales performance of our retail-based stores could adversely affect our financial results. In addition, any sanitation, hygiene or food quality problems that might arise from the retail-based stores could adversely affect our brand image and lead to a loss of sales. We do not own or franchise any of the retail-based stores.

We rely on the performance of our large retailers and mass merchant customers for the success of our sales, and should they perform poorly or give priority to our competitors' products, our sales performance and branding image could be materially and adversely affected.

        In addition to our retail sales channel, we sell our products to supermarkets and large retailers, which in turn sell the products to end consumers. Any significant deterioration in the sales performance of our wholesale customers could adversely affect the performance of our products. Furthermore, our wholesale customers also carry products that directly compete with our products for retail space and consumer purchases. There is a risk that our wholesale customers may give higher priority to products of, or form alliances with, our competitors. If our wholesale customers do not continue to purchase our products, or provide our products with similar levels of promotional support, our sales performance and brand imaging could be adversely affected.

The loss of any of our significant customers could reduce our revenues and our profitability.

        Our key customers are principally supermarkets and large retailers in the PRC. For the years ended December 31, 2009, 2008 and 2007 and the nine month period ended September 30, 2010, sales to our five largest customers amounted in the aggregate to approximately $85.5 million, $81.2 million, $48.4 million and $42.4 million, respectively, accounting for approximately 12%, 15%, 17% and 6.4%, respectively, of our total revenue. We have not entered into long-term supply contracts with any of these major customers. Therefore, there can be no assurance that we will maintain or improve the relationships with these customers, or that we will be able to continue to supply these customers at current levels or at all. If we cannot maintain long-term relationships with our major customers, the loss of a significant portion of our sales to them could have an adverse effect on our business, financial condition and results of operations.

Recent regulatory enforcement crackdowns on food processing companies in the PRC could increase our compliance costs and reduce our profitability.

        We believe we are in compliance in all material respects with all applicable regulatory requirements of the PRC and all local jurisdictions in which we operate. However, the PRC government authorities recently have taken certain measures to maintain the PRC food market in good order and to improve the integrity of the PRC food industry, such as enforcing full compliance with industry standards and closing certain food processing companies in the PRC that did not meet regulatory standards. While the closing of competing meat processing plants that do not meet regulatory standards could increase our revenues in the long term, we may also experience increased regulatory compliance costs that could reduce our profitability. We also cannot assure you that our businesses and operations will not be affected as a result of the deteriorating reputation of the food industry in the PRC due to recent scandals regarding food products.

Our failure to comply with increasingly stringent environmental regulations and related litigation could result in significant penalties, damages and adverse publicity for our business.

        Our operations and properties are subject to extensive and increasingly stringent laws and regulations pertaining to, among other things, the discharge of materials into the environment and the handling and disposition of wastes (including solid and hazardous wastes) or otherwise relating to protection of the environment. Failure to comply with any laws and regulations and future changes to them may result in significant consequences to us, including civil and criminal penalties, liability for damages and negative publicity.

        We have incurred, and will continue to incur, significant capital and operating expenditures to comply with these laws and regulations. We cannot assure you that additional environmental issues will not require currently unanticipated investigations, assessments or expenditures, or that requirements applicable to us will not be altered in ways that will require us to incur significant additional costs.

Our largest stockholder has significant influence over our management and affairs and could exercise this influence against your best interests.

        At November 19, 2010, Mr. Xianfu Zhu, our founder, Chairman of the Board and Chief Executive Officer and our largest stockholder, beneficially owned approximately 18.3% of our outstanding shares of common stock, and our other executive officers and directors collectively beneficially owned an additional 4.7% of our outstanding shares of common stock. As a result, pursuant to our By-laws and applicable laws and regulations, our controlling stockholder and our other executive officers and directors are able to exercise significant influence over our company, including, but not limited to, any stockholder approvals for the election of our directors and, indirectly, the selection of our senior management, the amount of dividend payments, if any, our annual budget, increases or decreases in our share capital, new securities issuance, mergers and acquisitions and any amendments to our By-laws. Furthermore, this concentration of ownership may delay or prevent a change of control or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which could decrease the market price of our shares.

Deterioration of our perishable products may occur due to delivery delays, malfunctioning of freezer facilities or poor handling during transportation, which could adversely affect our revenues and the goodwill of our business.

        The condition of our food products (being perishable goods) may deteriorate due to shipment or delivery delays, malfunctioning of freezer facilities or poor handling during delivery by shippers or intermediaries. We are not aware of any instances whereby we were made to compensate for delivery delays, malfunctioning of freezer facilities or poor handling during transportation. However, there is no assurance that such incidents will not occur in the future. In the event of any delivery delays, malfunctioning of freezer facilities or poor handling during transportation, we may have to make compensation payments and our reputation, business goodwill and revenue will be adversely affected.

If we fail to develop and maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud; as a result, current and potential stockholders could lose confidence in our financial reports, which could harm our business and the trading price of our common stock.

        Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting and have our independent registered public accounting firm annually attest to our evaluation, as well as issue their own opinion on our internal controls over financial reporting. We cannot be certain that the measures we have undertaken to comply with Section 404 will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need will become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors' confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for listing on one of the national securities exchanges and the inability of registered broker-dealers to make a market in our common stock, which could reduce our stock price.

If we are required to make a payment under our guarantee of the indebtedness of Huanghe Group Co., Ltd., our liquidity may be adversely affected, which could harm our financial condition and results of operations.

        In June 2010, Henan Zhongpin entered into a mutual guarantee agreement with Huanghe Group Co., Ltd., a group corporation based in Henan province, PRC that is not affiliated with our company or with any of our subsidiaries ("Huanghe Group"). Under the agreement, Henan Zhongpin agreed to guarantee bank loans of Huanghe Group in an amount up to $22.1 million and Huanghe Group agreed to guarantee Henan Zhongpin's bank loans in an amount up to $22.1 million. The agreement will expire in June 2011. At the expiration of the agreements, each party will remain obligated under its guarantee for any loans of the other party that are outstanding on the date of expiration of the agreements. At September 30, 2010, Henan Zhongpin had outstanding guarantees for $16.4 million of Huanghe Group's bank loans under the agreements. All of the bank loans of Huanghe Group guaranteed by Henan Zhongpin will mature within the next 12 months. However, we may extend the mutual guarantee agreement with Huanghe Group or enter into a similar mutual guarantee agreement with another unaffiliated entity in the future. If Huanghe Group or any other entity with which we have a mutual guarantee agreement defaults on its bank loans and we or one of our subsidiaries is required to pay all or a portion of such loans under a mutual guarantee agreement, we or such subsidiary will be required to seek reimbursement for such payment from the unaffiliated entity. In such event, it is unlikely that the unaffiliated entity will be able to make such reimbursement and we may be unable to recoup the amount we paid at such time, if ever. Further, under a mutual guarantee agreement, we or such subsidiary may be required to make payment at a time when we or such subsidiary does not have sufficient cash to make such payment and at a time when we or such subsidiary may be unable to borrow such funds on terms that are acceptable, if at all. As a result, any demand for payment under a mutual guarantee agreement to which we or one of our subsidiaries is a party may have an adverse affect on our liquidity, financial condition and results of operations.

A general economic downturn, a recession or a sudden disruption in business conditions in the PRC may affect consumer purchases of discretionary items, including food products, which could adversely affect our business.

        Consumer spending is generally affected by a number of factors, including general economic conditions, the level of unemployment, inflation, interest rates, energy costs, gasoline prices and consumer confidence generally, all of which are beyond our control. Consumer purchases of discretionary items tend to decline during recessionary periods, when disposable income is lower, and may impact sales of our products. In addition, sudden disruption in business conditions as a result of a terrorist attack, retaliation and the threat of further attacks or retaliation, war, adverse weather conditions and climate changes or other natural disasters, pandemic situations or large scale power outages can have a short or, sometimes, long-term impact on consumer spending. A downturn in the economy in the PRC, including any recession or a sudden disruption of business conditions in those economies, could adversely affect our business, financial condition or results of operation.

Risks Relating To Our Industry

An outbreak of swine influenza (swine flu) or other diseases could adversely affect our business, results of operations and financial condition.

        A spread of swine influenza (A/H1N1 flu), a form influenza, or any outbreak of other epidemics in the PRC affecting animals or humans might result in material disruptions to our operations, material disruptions to the operations of our customers or suppliers, a decline in the supermarket or food retail industry or slowdown in economic growth in the PRC and surrounding regions, any of which could have a material adverse effect on our operations and sales revenue. According to the World Health Organization (WHO), over 12,000 people have died of A/H1N1 flu worldwide in 2009. Since June 11, 2009, WHO has maintained its flu alert level at level 6, the highest level, which indicates a pandemic, although the WHO maintains that the severity of the pandemic is moderate. As of December 31, 2009 more than 120,000 confirmed cases of A/H1N1 in humans were reported by health officials in China, with the death toll at 648. According to the U.S. Center for Disease Control and Prevention, A/H1N1 flu cannot be contracted by humans through eating properly-handled and cooked pork or pork products. In addition, our procurement and production facilities have not been affected by A/H1N1 flu and we are not aware of any recent cases of A/H1N1 flu anywhere in the PRC. However, negative association of the A/H1N1 flu with pigs and pork products could have a negative impact on sales of pork products. Moreover, there can be no assurance that our facilities or products will not be affected by A/H1N1 flu or similar influenzas in the future, or that the market for pork products in the PRC will not decline as a result of fear of such disease. If either case should occur, our business, results of operations and financial condition would be adversely and materially affected.

The pig slaughtering and processed meat industries in the PRC are subject to extensive government regulation, which is still evolving and could adversely affect our ability to sell products in the PRC or increase our production costs.

        The pig slaughtering and processed meat industries in the PRC are heavily regulated by a number of governmental agencies, including primarily the Ministry of Agriculture, the Ministry of Commerce, the Ministry of Health, the General Administration of Quality Supervision, Inspection and Quarantine and the State Environmental Protection Administration. These regulatory bodies have broad discretion and authority to regulate many aspects of the pig slaughtering and processed meat industries in the PRC, including, without limitation, setting hygiene standards for production and quality standards for processed meat products. In addition, the pig slaughtering and processed meat products regulatory framework in the PRC is still in the process of being developed. If the relevant regulatory authorities set standards with which we are unable to comply or which increase our production costs and hence our prices so as to render our products non-competitive, our ability to sell products in the PRC may be limited.

The pig slaughtering and processed meat industries in the PRC may face increasing competition from both domestic and foreign companies, as well as increasing industry consolidation, which may affect our market share and profit margin.

        The pig slaughtering and processed meat industries in the PRC are highly competitive. Our processed meat products are targeted at mid- to high-end consumers, a market in which we face increasing competition, particularly from foreign suppliers. In addition, the evolving government regulations in relation to the pig slaughtering industry has driven a trend of consolidation through the industry, with smaller operators unable to meet the increasing costs of regulatory compliance and therefore at a competitive disadvantage. We believe that our ability to maintain our market share and grow our operations within this landscape of changing and increasing competition is largely dependent upon our ability to distinguish our products and services.

        We cannot assure you that our current or potential competitors will not develop products of a comparable or superior quality to ours, or adapt more quickly than we do to evolving consumer preferences or market trends. In addition, our competitors in the raw meat market may merge or form alliances to achieve a scale of operations or sales network which would make it difficult for us to compete. Increased competition may also lead to price wars, counterfeit products or negative brand advertising, all of which may adversely affect our market share and profit margin. We cannot assure you that we will be able to compete effectively with our current or potential competitors.

The outbreak of animal diseases or other epidemics could adversely affect our operations.

        An occurrence of serious animal diseases, such as foot-and-mouth disease, or any outbreak of other epidemics in the PRC affecting animals or humans might result in material disruptions to our operations, material disruptions to the operations of our customers or suppliers, a decline in the supermarket or food retail industry or slowdown in economic growth in the PRC and surrounding regions, any of which could have a material adverse effect on our operations and turnover. In 2006, there was an outbreak of streptococcus suis in pigs, principally in Sichuan province, PRC, with a large number of cases of human infection following contact with diseased pigs. There also were unrelated reports of diseased pigs in Guangdong province, PRC. Our procurement and production facilities are located in Henan province, PRC and were not affected by the streptococcus suis infection. In March 2010, there were reports of an outbreak of foot-and-mouth disease in Guangdong province, PRC and a total of 8,382 pigs have been culled after such disease break as of March 2, 2010. There can be no assurance that our facilities or products will not be affected by an outbreak of this disease or similar ones in the future, or that the market for pork products in the PRC will not decline as a result of fear of disease. In either case, our business, results of operations and financial condition would be adversely and materially affected.

Consumer concerns regarding the safety and quality of food products or health concerns could adversely affect sales of our products.

        Our sales performance could be adversely affected if consumers lose confidence in the safety and quality of our products. Consumers in the PRC are increasingly conscious of food safety and nutrition. Consumer concerns about, for example, the safety of pork products, or about the safety of food additives used in processed meat products, could discourage them from buying certain of our products and cause our results of operations to suffer.

We may be subject to substantial liability should the consumption of any of our products cause personal injury or illness and, unlike most food processing companies in the United States, we do not maintain product liability insurance to cover our potential liabilities.

        The sale of food products for human consumption involves an inherent risk of injury to consumers. Such injuries may result from tampering by unauthorized third parties or product contamination or degeneration, including the presence of foreign contaminants, chemical substances or other agents or residues during the various stages of the procurement and production process. While we are subject to governmental inspections and regulations, we cannot assure you that consumption of our products will not cause a health-related illness in the future, or that we will not be subject to claims or lawsuits relating to such matters.

        Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding any assertions that our products caused personal injury or illness could adversely affect our reputation with customers and our corporate and brand image. Unlike most food processing companies in the United States, but in line with industry practice in the PRC, we do not maintain product liability insurance. Furthermore, our products could potentially suffer from product tampering, contamination or degeneration or be mislabeled or otherwise damaged. Under certain circumstances, we may be required to recall products. Even if a situation does not necessitate a product recall, we cannot assure you that product liability claims will not be asserted against us as a result. A product liability judgment against us or a product recall could have a material adverse effect on our revenues, profitability and business reputation.

Our product and company name may be subject to counterfeiting and/or imitation, which could have an adverse effect upon our reputation and brand image, as well as lead to higher administrative costs.

        We regard brand positioning as the core of our competitive strategy, and intend to position our "Zhongpin" brand to create the perception and image of "health, nutrition, freshness and quality" in the minds of our customers. There have been frequent occurrences of counterfeiting and imitation of products in the PRC in the past. We cannot guarantee that counterfeiting or imitation of our products will not occur in the future or that we will be able to detect it and deal with it effectively. Any occurrence of counterfeiting or imitation could negatively affect our corporate and brand image, particularly if the counterfeit or imitation products cause sickness, injury or death to consumers. In addition, counterfeit or imitation products could result in a reduction in our market share, a loss of revenues or an increase in our administrative expenses in respect of detection or prosecution.

Failure to adequately protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights may be costly.

        We have registered our trademark "Zhongpin" in the PRC for the product categories for which it is currently used. However, there can be no assurance that additional applications, if any, we make to register such mark, or any other tradename or trademark we may seek to register, will be approved and/or that the right to the use of any such trademarks outside of their respective current areas of usage will not be claimed by others. We also own the rights to two domain names that we use in connection with the operation of our business. We believe that such trademarks and domain names provide us with the opportunity to enhance our marketing efforts for our products. Failure to protect our intellectual property rights may undermine our marketing efforts and result in harm to our reputation and the growth of our business.

        PRC intellectual property-related laws and their implementation are still under development. Accordingly, intellectual property rights in China may not be as effective as in the United States or many other countries. Litigation may be necessary to enforce our intellectual property rights and the outcome of any such litigation may not be in our favor. Given the relative unpredictability of China's legal system and potential difficulties enforcing a court judgment in China, there is no guarantee that we would be able to halt the unauthorized use of our intellectual property through litigation in a timely manner or at all. Furthermore, any such litigation may be costly and may divert management attention away from our business and cause us to expend significant resources. An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, prospects and reputation. We have no insurance coverage against litigation costs so we would be forced to bear all litigation costs if we cannot recover them from other parties. All of the foregoing factors could harm our business and financial condition.

Risks Relating To Conducting Business in the PRC

        Substantially all of our assets and operations are located in the PRC, and substantially all of our revenue is sourced from the PRC. Accordingly, our results of operations and financial position are subject to a significant degree to economic, political and legal developments in the PRC, including the following risks:

Changes in the political and economic policies of the PRC government could have a material adverse effect on our operations.

        Our business operations may be adversely affected by the political and economic environment in the PRC. The PRC has operated as a socialist state since 1949 and is controlled by the Communist Party of China. As such, the economy of the PRC differs from the economies of most developed countries in many respects, including, but not limited to:

• structure	• capital re-investment
• government involvement	• allocation of resources
• level of development	• control of foreign exchange
• growth rate	• rate of inflation

        In recent years, however, the government has introduced measures aimed at creating a "socialist market economy" and policies have been implemented to allow business enterprises greater autonomy in their operations. Nonetheless, a substantial portion of productive assets in the PRC is still owned by the PRC government. Changes in the political leadership of the PRC may have a significant effect on laws and policies related to the current economic reforms program, other policies affecting business and the general political, economic and social environment in the PRC, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment. Moreover, economic reforms and growth in the PRC have been more successful in certain provinces in the PRC than in others, and the continuation or increases of such disparities could affect the political or social stability in the PRC.

        Although we believe the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development in the PRC, the future direction of these economic reforms is uncertain and the uncertainty may decrease the attractiveness of our company as an investment, which may in turn materially adversely affect the price at which our stock trades.

Social Conditions in the PRC could have a material adverse effect on our operations as the PRC government continues to exert substantial influence over the manner in which we must conduct our business activities.

        The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in the PRC may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe our operations in the PRC are in compliance with all applicable legal and regulatory requirements. However, the central or local governments may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Were the PRC government, or local municipalities, to limit our ability to develop, produce, import or sell our products in the PRC, or to finance and operate our business in the PRC, our business could be adversely affected.

Recent regulatory reforms in the PRC may limit our ability as a foreign investor to acquire additional companies or businesses in the PRC, which could hinder our ability to expand in the PRC and adversely affect our long-term profitability.

        Our long-term business plan may include an acquisition strategy to increase the number or types of products we offer, increase our manufacturing or production capabilities, strengthen our sources of supply or broaden our geographic reach. Recent PRC regulations relating to acquisitions of PRC companies by foreign entities may limit our ability to acquire PRC companies and adversely affect the implementation of our strategy as well as our business and prospects.

        On August 8, 2006, the PRC Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administrationfor Industry and Commerce, the China Securities Regulatory Commission and the State Administration of Foreign Exchange jointly promulgated a new rule entitled "Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors" (the "M&A Rules"), which became effective on September 8, 2006, relating to acquisitions by foreign investors of businesses and entities in the PRC. The M&A Rules provide the basic framework in the PRC for the approval and registration of acquisitions of domestic enterprises in the PRC by foreign investors.

        The M&A Rules establish additional procedures and requirements that could make some acquisitions of Chinese companies by foreign investors more time-consuming and complex than in the past. After the promulgation of the M&A Rules, the PRC government can now exert more control over the acquisitions of Chinese companies, including requirements in some instances that the Ministry of

Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a Chinese domestic enterprise.

        The M&A Rules stress the necessity of protecting national economic security in the PRC in the context of foreign acquisitions of domestic enterprises. Foreign investors must comply with comprehensive reporting requirements in connection with acquisitions of domestic companies in key industrial sectors that may affect the security of the "national economy" or in connection with acquisitions of domestic companies holding well-known trademarks or traditional brands in the PRC. Failure to comply with such reporting requirements that cause, or may cause, significant affect on national economic security may be terminated by the relevant ministries or be subject to other measures as are deemed necessary to mitigate any adverse effect.

        Our business operations or future strategy could be adversely affected by the M&A Rules. For example, if we decide to acquire a PRC company, complying with the requirements of the M&A Rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce, may delay or inhibit our ability to complete such transactions. This may restrict our ability to implement our acquisition strategy and adversely affect our business and prospects.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability and limit our PRC subsidiaries' ability to distribute profits to us, or otherwise materially and adversely affect us.

        The PRC State Administration of Foreign Exchange, or SAFE, issued a public notice in October 2005 named Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Return Investments via Overseas Special Purpose Vehicles, or the Circular 75, requiring PRC residents, including both legal persons and natural persons, to register with an appropriate local SAFE branch before establishing or controlling any company outside of China, referred to as an "offshore special purpose company," for the purpose of acquiring any assets of or equity interest in PRC companies and raising fund from overseas. When a PRC resident contributes the assets or equity interests it holds in a PRC company into the offshore special purpose company, or engages in overseas financing after contributing such assets or equity interests into the offshore special purpose company, such PRC resident shall modify its SAFE registration in light of its interest in the offshore special purpose company and any change thereof. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend its SAFE registration with the local SAFE branch, with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China. PRC residents who have established or acquired direct or indirect control of offshore companies that have made onshore investments in the PRC in the past are required to complete the registration procedures by March 31, 2006. To further clarify the implementation of Circular 75, SAFE issued Circular 124 and Circular 106 on November 24, 2005 and May 29, 2007, respectively. Under Circular 106, PRC subsidiaries of an offshore special purpose company are required to coordinate and supervise the filing in a timely manner of SAFE registrations by the offshore holding company's shareholders who are PRC residents. If these shareholders fail to comply, the PRC subsidiaries are required to report to the local SAFE authorities. If the PRC subsidiaries of the offshore parent company do not report to the local SAFE authorities, they may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to their offshore parent company and the offshore parent company may be restricted in its ability to contribute additional capital into its PRC subsidiaries. Moreover, failure to comply with the above SAFE registration requirements could result in liabilities under PRC laws for evasion of foreign exchange restrictions.

        We are committed to complying, and to ensuring that our shareholders, who are PRC citizens or residents, comply with the SAFE Circular 75 requirements. We believe that all of our current PRC citizen or resident shareholders and beneficial owners have completed their required registrations with SAFE. However, we may not at all times be fully aware or informed of the identities of all our beneficial owners who are PRC citizens or residents, and we may not always be able to compel our beneficial owners to comply with the SAFE Circular 75 requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC citizens or residents will at all times comply with, or in the future make or obtain any applicable registrations or approvals required by, SAFE Circular 75 or other related regulations. Failure by any such shareholders or beneficial owners to comply with SAFE Circular 75 could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiaries' ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

        In addition, the PRC National Development and Reform Commission, or the NDRC, promulgated a rule in October 2004, or the NDRC Rule, which requires NDRC approvals for overseas investment projects made by PRC entities. The NDRC Rule also provides that approval procedures for overseas investment projects of PRC individuals must be implemented with reference to this NDRC Rule. However, there exist extensive uncertainties as to interpretation of the NDRC Rule with respect to its application to a PRC individual's overseas investment and, in practice, we are not aware of any precedents that a PRC individual's overseas investment has been approved by the NDRC or challenged by the NDRC based on the absence of NDRC approval. Our current beneficial owners who are PRC individuals did not apply for NDRC approval for investment in us. We cannot predict how and to what extent this will affect our business operations or future strategy. For example, the failure of our shareholders who are PRC individuals to comply with the NDRC Rule may subject these persons or our PRC subsidiary to certain liabilities under PRC laws, which could adversely affect our business.

Fluctuations in the value of the RMB or further movements in exchange rates may have a material adverse effect on our financial condition and results of operations.

        At present, all of our domestic sales are denominated in RMB and our export sales are denominated primarily in U.S. dollars. In addition, we incur a portion of our cost of sales in Euros, U.S. dollars and Japanese yen in the course of our purchase of imported production equipment and raw materials. The value of the RMB against the U.S. dollar and other currencies is affected by, among other things, changes in China's political and economic conditions and China's foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. However, the People's Bank of China regularly intervenes in the foreign exchange market to limit fluctuations in RMB exchange rates and achieve policy goals. Following the removal of the U.S. dollar peg, the RMB appreciated more than 20% against the U.S. dollar over the following three years. While international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in further and more significant appreciation of the RMB against the U.S. dollar and other foreign currencies. As we rely entirely on dividends paid to us by our PRC subsidiaries, any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of any dividends payable on our shares in foreign currency terms. Furthermore, appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations.

        As very limited types of hedging transactions are available in the PRC to reduce our exposure to exchange rate fluctuations, we have not entered into any such hedging transactions. Accordingly, we cannot predict the impact of future exchange rate fluctuations on our results of operations and may incur net foreign exchange losses in the future.

Governmental control of currency conversion may affect the ability of our company to obtain working capital from our subsidiaries located in the PRC and the value of your investment.

        The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive substantially all of our revenues in RMB, which currently is not a freely convertible currency. Under our current structure, our income is primarily derived from the operations of Henan Zhongpin. Shortages in the availability of foreign currency may restrict the ability of Henan Zhongpin to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy its foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments relating to "current account transactions", including dividend payments, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required in those cases in which RMB is to be converted into foreign currency and remitted out of the PRC in connection with "capital account transactions", such as the repayment of loans denominated in foreign currencies. Our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from the SAFE, by complying with certain procedural requirements. Our PRC subsidiaries may also retain foreign currency their respective current account bank accounts for use in payment of international current account transactions. However, we cannot assure you that the PRC government will not take measures in the future to restrict access to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Our PRC subsidiaries are subject to restrictions on making payments to us, which could adversely affect our cash flow and our ability to pay dividends on our capital stock.

        We are a holding company incorporated in the State of Delaware and do not have any assets or conduct any business operations other than our investment in our operating subsidiaries in the PRC. As a result of our holding company structure, we will rely entirely on contractual payments or dividends from our PRC subsidiaries for our cash needs, including the funds necessary to pay any dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. The payment of dividends by entities established in China is subject to limitations. Regulations in China currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. Each of our PRC subsidiaries, including Henan Zhongpin, is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves or statutory capital reserve fund until the aggregate amount of such reserves reaches 50% of its respective registered capital. As a result, our PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to us in the form of dividends, loans or advances. We anticipate that in the foreseeable future our PRC subsidiaries will need to continue to set aside 10% of their respective after-tax profits to their statutory reserves. Further, as Henan Zhongpin has in the past, and Henan Zhongpin and our other subsidiaries in the PRC may in the future, incur debt on its or their own, the instruments governing such debt may restrict such subsidiary's ability to make contractual or dividend payments to any parent corporation or other affiliated entity. If we are unable to receive all of the funds we require for our operations through contractual or dividend arrangements with our PRC subsidiaries, we may not have sufficient cash flow to fund our corporate overhead and regulatory obligations in the United States and may be unable to pay dividends on our shares of capital stock.

Uncertainties with respect to the PRC legal system could adversely affect our ability to enforce our legal rights.

        We conduct our business primarily through Henan Zhongpin, our subsidiary in the PRC. Our operations in the PRC are governed by PRC laws and regulations. We are generally subject to laws and regulations applicable to foreign investments in the PRC and, in particular, laws applicable to wholly foreign-owned enterprises. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value.

        Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in the PRC. However, the PRC has not developed a fully-integrated legal system and recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in the PRC. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. The uncertainties regarding such regulations and policies present risks that may affect our ability to achieve our business objectives. If we are unable to enforce any legal rights we may have under our contracts or otherwise, our ability to compete with other companies in our industry could be materially and adversely affected. In addition, any litigation in the PRC may be protracted and result in substantial costs and diversion of our resources and management attention.

It may be difficult to effect service of process upon us or our Directors or senior management who live in the PRC or to enforce any judgments obtained from non-PRC courts.

        Our operations are conducted and our assets are located within the PRC. In addition, all but one of our directors and all of our senior management personnel reside in the PRC, where substantially all of their assets are located. You may experience difficulties in effecting service of process upon us, our directors or our senior management as it may not be possible to effect such service of process outside the PRC. In addition, the PRC does not have treaties with the United States and many other countries providing for reciprocal recognition and enforcement of court judgments. Therefore, recognition and enforcement in the PRC of judgments of a court in the United States or certain other jurisdictions may be difficult or impossible.

Recent changes in the PRC's labor law restricts our ability to reduce our workforce in the PRC in the event of an economic downturn and may increase our production costs.

        In June 2007, the National People's Congress of the PRC enacted new labor law legislation called the Labor Contract Law, which became effective on January 1, 2008. On September 18, 2008, the PRC State Council issued the implementing rules for the Labor Contract Law. The Labor Contract Law formalized workers' rights concerning overtime hours, pensions, layoffs, employment contracts and the role of trade unions. Considered one of the strictest labor laws in the world, among other things, the Labor Contract Law provides for specific standards and procedures for the termination of an employment contract and places the burden of proof on the employer. In addition, the law requires the payment of a statutory severance pay upon the termination of an employment contract in most cases, including the case of the expiration of a fixed-term employment contract. Further, the law requires an employer to conclude an "employment contract without a fixed-term" with any employee who either has worked for the same employer for 10 consecutive years or more or has had two consecutive fixed-term contracts with the same employer. An "employment contract without a fixed term" can no longer be terminated on the ground of the expiration of the contract, although it can still be terminated pursuant to the standards and procedures set forth under the Labor Contract Law. Finally, under the Labor Contract Law, downsizing of either more than 20 people or more than 10% of the workforce may occur only under specified circumstances, such as a restructuring undertaken pursuant to the PRC's Enterprise Bankruptcy Law, or where a company suffers serious difficulties in production and/or business operations, or where there has been a material change in the objective economic circumstances relied upon by the parties at the time of the conclusion of the employment contract, thereby making the performance of such employment contract not possible. To date, there has been very little guidance and precedents as to how such specified circumstances for downsizing will be interpreted and enforced by the relevant PRC authorities. All of our employees working for us exclusively within the PRC are covered by the Labor Contract Law and thus, our ability to adjust the size of our operations when necessary in periods of recession or less severe economic downturns may be curtailed. Accordingly, if we face future periods of decline in business activity generally or adverse economic periods specific to our business, the Labor Contract Law can be expected to exacerbate the adverse effect of the economic environment on our results of operations and financial condition.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds we received from our public offerings to make loans to our PRC subsidiaries or to make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

        We are an offshore holding company conducting our operations in China through our PRC subsidiaries. In utilizing the proceeds we received from any offering, we plan to make loans to our PRC subsidiaries, whether currently in existence or to be formed in the future, or make additional capital contributions to our PRC subsidiaries.

        Any loans we make to our PRC subsidiaries cannot exceed statutory limits and must be registered with the PRC State Administration of Foreign Exchange, or SAFE, or its local counterparts. Under applicable PRC law, the government authorities must approve a foreign-invested enterprise's registered capital amount, which represents the total amount of capital contributions made by the shareholders that have registered with the registration authorities. In addition, the authorities must also approve the foreign-invested enterprise's total investment, which is equal to the company's registered capital plus the amount of shareholder loans it is permitted to borrow under the law. The ratio of registered capital to total investment cannot be lower than the minimum statutory requirement. If we make loans to Henan Zhongpin Food Co., Ltd., our first-tier PRC subsidiary, that do not exceed its current maximum amount of borrowings, we will have to register each loan with SAFE or its local counterpart for the issuance of a registration certificate of foreign debts. In practice, it could be time-consuming to complete such SAFE registration process. Alternatively or concurrently with the loans, we might make capital contributions to Henan Zhongpin Food Co., Ltd. and such capital contributions involve uncertainties of their own. Further, SAFE promulgated a new circular (known as Circular 142) in August 2008 with respect to the administration of conversion of foreign exchange capital contributions of a foreign invested enterprise. The circular clarifies that RMB converted from foreign exchange capital contributions can only be used for the activities within the approved business scope of such foreign invested enterprise and cannot be used for domestic equity investments unless otherwise permitted.

        We cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiaries or with respect to future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we receive from public offerings and to capitalize or otherwise fund our PRC operations may be negatively affected, which could adversely and materially affect our liquidity and our ability to fund and expand our business.

We may be subject to fines and legal sanctions by SAFE or other PRC government authorities if we or our employees who are PRC citizens fail to comply with PRC regulations relating to employee stock options granted by offshore listed companies to PRC citizens.

        On March 28, 2007, SAFE promulgated the Operating Procedures for Foreign Exchange Administration of Domestic Individuals Participating in Employee Stock Ownership Plans and Stock Option Plans of Offshore Listed Companies, or Circular 78. Under Circular 78, Chinese citizens who are granted share options by an offshore listed company are required, through a Chinese agent or Chinese subsidiary of the offshore listed company, to register with SAFE and complete certain other procedures, including applications for foreign exchange purchase quotas and opening special bank accounts. We and our Chinese employees who have been granted share options are subject to Circular 78. Failure to comply with these regulations may subject us or our Chinese employees to fines and legal sanctions imposed by SAFE or other PRC government authorities and may prevent us from further granting options under our share incentive plans to our employees. Such events could adversely affect our business operations.

We may be classified as a "resident enterprise" for PRC enterprise income tax purposes, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

        The new PRC Enterprise Income Tax Law, or the New EIT Law, that became effective January 1, 2008 provides that enterprises established outside of China whose "de facto management bodies" are located in China are considered "resident enterprises" and are generally subject to the uniform 25% enterprise income tax rate on their worldwide income. A recent circular issued by the PRC State Administration of Taxation regarding the standards used to classify certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese group enterprises and established outside of China as "resident enterprises" clarified that dividends paid by such "resident enterprises" and other income paid by such "resident enterprises" will be considered to be PRC source income, subject to PRC withholding tax, currently at a rate of 10%, when received or recognized by non-PRC resident enterprise shareholders. This recent circular also subjects such "resident enterprises" to various reporting requirements with the PRC tax authorities. Under the implementation regulations to the New EIT Law, a "de facto management body" is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and assets of an enterprise. In addition, the recent circular mentioned above specifies that certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese group enterprises will be classified as "resident enterprises" if the following are located or resident in China: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision-making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders' meetings; and half or more of senior management or directors having voting rights.

        If the PRC tax authorities determine that we are a "resident enterprise," a number of unfavorable PRC tax consequences could follow. First, we will be subject to income tax at the rate of 25% on our worldwide income. Second, although under the New EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would qualify as "tax-exempted income", we cannot assure you that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, dividends payable by us to our investors and gain on the sale of our shares may become subject to PRC withholding tax. This could have the effect of increasing our effective income tax rate and could also have an adverse effect on our net income and results of operations, and may require us to withhold tax on our non-PRC shareholders.

The discontinuation of the preferential tax treatments and government subsidies available to us could decrease our net income and materially and adversely affect our financial condition and results of operations.

        Our PRC subsidiaries are incorporated in the PRC and are governed by PRC income tax laws and regulations. Prior to January 1, 2008, entities established in the PRC were generally subject to a 30% national an 3% local enterprise income tax rate. Various preferential tax treatments promulgated by national tax authorities were available to foreign-invested enterprises. Under the Enterprise Income Tax Law effective on January 1, 2008, the PRC has adopted a uniform enterprise income tax rate of 25% for all PRC enterprises (including foreign-invested enterprises). Under the Enterprise Income Tax Law, income derived by an enterprise from the primary processing of agricultural products (including slaughtering live hogs) is exempt from enterprise income tax. Consequently, 12 of our 17 subsidiaries in the PRC that slaughter live hogs are exempted from enterprise income tax. For the years ended December 31, 2009, 2008, 2007 and nine-month period ended September 30, 2010, the exempted income before income tax were $40.9 million, $34.9 million, $30.8 million and $34.4 million, respectively, and the impact of income tax resulting from the exemption of net income from preliminary processing of agricultural products was $10.2 million, $8.7 million, $7.7 million and $8.6 million, respectively. Our other five subsidiaries in the PRC are subject to the uniform 25% tax rate in relation to non-primary processing of agricultural products. We cannot assure you that the tax authorities will not change their position. We cannot assure you that our PRC subsidiaries will continue to qualify for benefits under the Enterprise Income Tax Law, or that the local tax authorities will not, in the future, change their position and revoke any of our past preferential tax treatments, any of which could cause our effective tax rate to increase, cause our net income to decrease, and materially and adversely affect our financial condition and results of operations.

        In addition, the central and local PRC government has provided us with various subsidies to encourage our research and development activities, building new facilities using information technology, building cold chain logistic and distribution networks, and for other contributions to the local community, such as increasing employment opportunities. Subsidies granted to us by PRC governmental authorities are subject to review and may be adjusted or revoked at any time in the future. The discontinuation or reduction of subsidies currently available to us may materially and adversely affect our financial condition and results of operations.

Risk Relating to an Investment in Our Securities

We have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

        Henan Zhongpin, a deemed predecessor to our company and our subsidiary in the PRC, paid cash dividends to its stockholders in 2002 and 2003. However, we do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay, or may be unable to pay, any dividends. We intend to retain all earnings for our company's operations.

The market price for our common stock may be volatile and subject to wide fluctuations, which may adversely affect the price at which you can sell our shares.

        The market price for our common stock may be volatile and subject to wide fluctuations in response to factors including the following:

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  actual or anticipated fluctuations in our quarterly operations results;

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  changes in financial estimates by securities research analysts;

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  conditions in foreign or domestic meat processing or agricultural markets;

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  changes in the economic performance or market valuations of other meat processing companies;

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  announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

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  addition or departure of key personnel;

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  fluctuations of exchange rates between the RMB and the U.S. dollar;

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  intellectual property litigation; and

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  general economic or political conditions in the PRC.

        In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our stock.

Future sales of shares of our common stock may decrease the price for such shares.

        In 2007, our four registration statements on Form S-1 were declared effective by the Securities and Exchange Commission registering the resale from time to time in the open market of an aggregate of 22,619,385 shares of our common stock, some of which shares have since been sold. In addition, in 2009, our registration statement on Form S-3 was declared effective by the Securities and Exchange Commission registering securities that may be offered by us from time to time with an aggregate offering price of up to $80,000,000. In October 2009, we issued 4,600,000 shares of common stock pursuant to this registration statement on Form S-3 for an aggregate purchase price of $60,950,000. Our board of directors has the discretion to issue additional securities under this registration statement on Form S-3. Actual sales of such shares, or the prospect of sales of such shares by the holders of such shares, may have a negative effect on the market price of the shares of our common stock. We may also register for resale additional outstanding shares of our common stock or shares that are issuable upon exercise of outstanding warrants or reserved for issuance under our stock option plan. Once such shares are registered, they can be freely sold in the public market. If any of our stockholders either individually or in the aggregate cause a large number of securities to be sold in the public market, or if the market perceives that these holders intend to sell a large number of securities, such sales or anticipated sales could result in a substantial reduction in the trading price of shares of our common stock and could also impede our ability to raise future capital.

 USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities offered by this prospectus for general corporate purposes, including, without limitation, the construction of new processing and cold chain logistics facilities as well as repayment of bank loans and working capital needs. Pending the application of the net proceeds, we expect to invest the proceeds in investment grade, interest bearing securities.

        The principal purposes of this offering are to increase our operating and financial flexibility. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering. Accordingly, our management will have broad discretion in the application of net proceeds, if any. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by the selling stockholders.

 FINANCIAL RATIOS

        The following table sets forth our ratio of earnings to fixed charges and our earnings to combined fixed charges and preferred stock dividends, for each of the period indicated.

	Nine months ended September 30, 2010	Year ended December 31,
		2009	2008	2007	2006	2005(1)
Ratio of earnings to fixed charges	7.63	7.89	7.77	7.81	3.94	4.48
Ratio of earnings to combined fixed charges and preferred stock dividends	0.13	0.13	0.13	0.13	0.25	0.22

(1)
Based on historical financial data of our subsidiary, Henan Zhongpin Food Share Co., Ltd., our deemed predecessor.

 SELLING STOCKHOLDERS

        This prospectus also relates to the possible resale of up to an aggregate of 9,562,505 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The selling stockholders received the following shares of common stock of the Company in exchange for capital stock of Falcon Link Investment Limited ("Falcon Link"), held by such selling stockholders, pursuant to a reverse acquisition transaction that the Company completed on January 30, 2006 with Falcon Link.

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  6,367,506 shares of our common stock owned by Xianfu Zhu, our Chairman of the Board of Directors, Chief Executive Officer and President;

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  838,125 shares of our common stock owned by Baoke Ben, our Executive Vice President, Secretary and Director;

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  619,874 shares of our common stock owned by Chaoyang Liu, our Vice President of Operations;

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  612,000 shares of our common stock owned by Qinghe Wang, Director of our subsidiary Henan Zhongpin Food Share Co., Ltd.;

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  531,000 shares of our common stock owned by Juanjuan Wang, Human Resources Director and Director of our subsidiary Henan Zhongpin Food Share Co., Ltd.; and

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  594,000 shares of our common stock owned by Shuichi Si, Director of our subsidiary Henan Zhongpin Food Share Co., Ltd.

Information about the selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act, which are incorporated by reference.

PLAN OF DISTRIBUTION

        We or the selling stockholders may sell the securities described in this prospectus from time to time in one or more transactions

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  to purchasers directly;

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  to underwriters for public offering and sale by them;

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  through agents;

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  through dealers; or

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  through a combination of any of the foregoing methods of sale.

        We or the selling stockholders may also enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment. We or the selling stockholders may also loan or pledge securities covered by this prospectus and applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

        We or the selling stockholders may distribute the securities from time to time in one or more transactions at

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  a fixed price or prices, which may be changed;

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  market prices prevailing at the time of sale;

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  prices related to such prevailing market prices; or

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  negotiated prices.

Direct Sales

        We or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we or the selling stockholders are offering hereunder.

To Underwriters

        The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us or the selling stockholders from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any of the market offering of equity securities by or on our behalf or by or on the selling stockholders' behalf.

        Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

        If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

Through Agents and Dealers

        We or the selling stockholders will name any agent involved in a sale of securities, as well as any commissions payable by us or the selling stockholders to such agent, in a prospectus supplement. Unless we or the selling stockholders indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment. We or the selling stockholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement will indentify any remarketing firm and will describe the terms of its agreement, if any, with us or the selling stockholders and its compensation.

        If we or the selling stockholders utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we or the selling stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Delayed Delivery Contracts

        If we so specify in the applicable prospectus supplement, we or the selling stockholders will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase the securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

        The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

General Information

        Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them, and any profit realized by them on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We or the selling stockholders may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

        Shares of our common stock are quoted on the Nasdaq Global Select Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

        Underwriters, dealers or agents who may become involved in the sale of our securities may be customers of, engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

        We may grant underwriters who participate in the distribution of securities an option to purchase additional securities in connection with the distribution.

        Any underwriter may engage in overallotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment transactions involve sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities.

        Selling stockholders may also sell the shares in accordance with Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus.

 DESCRIPTION OF CAPITAL STOCK

        Set forth below is a description of our capital stock. The following description of our capital stock is a summary and is subject to and qualified by the applicable provisions of our certificate of incorporation, our bylaws and the relevant provisions of the laws of the State of Delaware. The particular terms of any offering of our securities will be described in a prospectus supplement relating to such offering. The prospectus supplement may provide that our capital stock will be issuable upon the exercise of warrants to purchase our capital stock.

        Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share, and 25,000,000 shares of preferred stock, par value $.001 per share. As of November 19, 2010, (i) 35,328,160 shares of common stock were issued and outstanding, (ii) warrants to purchase 47,564 shares of common stock were issued and outstanding, (iii) 7,500 unit purchase warrants were issued and outstanding, each unit consisting of two shares of Series A convertible preferred stock and warrant to purchase common stock, and (iv) options to purchase 1,003,000 shares of common stock were issued and outstanding under our Amended and Restated 2006 Equity Incentive Plan, of which 536,667 options to purchase shares were then exercisable. As of November 19, 2010, none of our shares of Series A convertible preferred stock were issued and outstanding.

Common Stock

        Voting, Dividend and Other Rights.    Each outstanding share of common stock entitles the holder to one vote on all matters presented to the stockholders for a vote. Holders of shares of common stock have no cumulative voting, preemptive, subscription or conversion rights. All shares of common stock to be issued pursuant to this registration statement will be duly authorized, fully paid and non-assessable. Our Board of Directors determines if and when distributions may be paid out of legally available funds to the holders. To date, we have not declared any dividends with respect to our common stock. Our declaration of any cash dividends in the future will depend on our Board of Directors' determination as to whether, in light of our earnings, financial position, cash requirements and other relevant factors existing at the time, it appears advisable to do so. We do not anticipate paying cash dividends on the common stock in the foreseeable future.

        Rights Upon Liquidation.    Upon liquidation, subject to the right of any holders of the preferred stock to receive preferential distributions, each outstanding share of common stock may participate pro rata in the assets remaining after payment of, or adequate provision for, all our known debts and liabilities.

        Majority Voting.    The holders of a majority of the outstanding shares of common stock constitute a quorum at any meeting of the stockholders. A plurality of the votes cast at a meeting of stockholders elects our directors. The common stock does not have cumulative voting rights. Therefore, the holders of a majority of the outstanding shares of common stock can elect all of our directors. In general, a majority of the votes cast at a meeting of stockholders must authorize stockholder actions other than the election of directors. Most amendments to our certificate of incorporation require the vote of the holders of a majority of all outstanding voting shares.

Preferred Stock

        Authority of Board of Directors to Create Series and Fix Rights.    Under our certificate of incorporation, as amended, our Board of Directors can issue up to 25,000,000 shares of preferred stock from time to time in one or more series. The Board of Directors is authorized to fix by resolution as to any series the designation and number of shares of the series, the voting rights, the dividend rights, the redemption price, the amount payable upon liquidation or dissolution, the conversion rights, and any other designations, preferences or special rights or restrictions as may be permitted by law. Unless the nature of a particular transaction and the rules of law applicable thereto require such approval, our

Board of Directors has the authority to issue these shares of preferred stock without stockholder approval. Our Board of Directors previously authorized the issuance of up to 7,631,250 shares of Series A convertible preferred stock. We issued 6,900,000 shares of Series A convertible preferred stock on January 30, 2006, all of which have been converted into shares of common stock as of the date hereof.

        We may issue authorized preferred stock in one or more series having the rights, privileges, and limitations, including voting rights, conversion rights, liquidation preferences, dividend rights and redemption rights, as may, from time to time, be determined by the board of directors. Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters, as the board of directors deems appropriate. In the event that we determine to issue any shares of preferred stock, a certificate of designation containing the rights, privileges and limitations of this series of preferred stock will be filed with the Secretary of State of the State of Delaware. The effect of this preferred stock designation power is that our board of directors alone, subject to Federal securities laws, applicable blue sky laws, and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control without further action by our stockholders, and may adversely affect the voting and other rights of the holders of our common stock.

Provisions of Delaware Anti-Takeover Law

        We are governed by the Delaware General Corporation Law.

Section 203 of the Delaware General Corporation Law

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation's voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

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  before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

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  at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

 DESCRIPTION OF DEBT SECURITIES

        Any debt securities which we offer by this prospectus will be issued under an indenture between us and a trustee to be identified in the prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of the indenture. The following description summarizes only the material provisions of the indenture. Accordingly, you should read the form of indenture, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part, because it, and not this description, defines your rights as holders of our debt securities. You should also read the applicable prospectus supplement for additional information and the specific terms of the debt securities.

General

        We may, at our option, issue debt securities in one or more series from time to time. "Debt securities" may include senior debt, senior subordinated debt or subordinated debt. The particular terms of the debt securities offered by any prospectus supplement, and the extent, if any, to which such general provisions do not apply to the debt securities will be described in the prospectus supplement relating to such debt securities. The following summaries set forth certain general terms and provisions of the indenture and the debt securities. The prospectus supplement relating to a series of debt securities being offered will contain the following terms, if applicable:

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  the title and ranking;

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  the aggregate principal amount and any limit on such amount;

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  the price at which such debt securities will be issued;

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  the date on which the debt securities mature;

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  the fixed or variable rate at which the debt securities will bear interest, or the method by which such rate shall be determined;

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  the timing, place and manner of making principal, interest and any premium payments on the debt securities, and, if applicable, where such debt securities may be surrendered for registration of transfer or exchange;

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  the date or dates, if any, after which the debt securities may be converted or exchanged into or for shares of our common stock or another company's securities or properties or cash and the terms of any such conversion or exchange;

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  any redemption or early repayment provisions;

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  any sinking fund or similar provisions;

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  the authorized denominations;

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  any applicable subordination provisions;

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  any guarantees of such securities by our subsidiaries or others;

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  the currency in which we will pay the principal, interest and any premium payments on such debt securities;

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  whether the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

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  the time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

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  the provisions, if any, granting special rights to the holders of debt securities upon certain events;

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  any additions to or changes in the events of default or covenants of Zhongpin with respect to the debt securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

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  whether and under what circumstances we will pay any additional amounts on such debt securities for any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities instead of paying such amounts;

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  the form (registered and/or bearer securities), any restrictions applicable to the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa;

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  the date of any bearer securities or any global security, if other than the date of original issuance of the first security of the series to be issued;

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  the person to whom and manner in which any interest shall be payable;

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  whether such securities will be issued in whole or in part in the form of one or more global securities;

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  the identity of the depositary for global securities;

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  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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  the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities and the terms upon which such exchanges may be made;

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  the securities exchange(s), if any, on which the securities will be listed;

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  whether any underwriter(s) will act as market maker(s) for the securities;

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  the form (certificated or book-entry);

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  the form and/or terms of certificates, documents or conditions which may be necessary, if any, for the debt securities to be issuable in final form; and

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  additional terms not inconsistent with the provisions of the indenture.

        One or more series of debt securities may be sold at a substantial discount below their stated principal amount bearing no interest or interest at a rate below the market rate at the time of issuance. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. In such cases, all material United States federal income tax and other considerations applicable to any such series will be described in the applicable prospectus supplement.

        We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act, which may then be applicable, in connection with any obligation we may have to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the applicable prospectus supplement.

Exchange, Registration, Transfer and Payment

        We expect payment of principal, premium, if any, and any interest on the debt securities to be payable, and the exchange and the transfer of debt securities will be registrable, at the office of the trustee or at any other office or agency we maintain for such purpose. We expect to issue debt securities in denominations of U.S. $1,000 or integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require a payment to cover any tax or other governmental charges payable in connection therewith.

Global Debt Securities

        Unless we indicate otherwise in the applicable prospectus supplement, the following provisions will apply to all debt securities.

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary that we will identify in a prospectus supplement. Each global security will be deposited with the depositary and will bear a legend regarding any related restrictions or other matters as may be provided for pursuant to the applicable indenture.

        Unless a prospectus supplement states otherwise, no global security may be transferred to, or registered or exchanged for debt securities registered in the name of, any person or entity other than the depositary, unless:

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  the depositary has notified us that it is unwilling or unable or is no longer qualified to continue as depositary;

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  we order the trustee that such global security shall be so transferable, registrable and exchangeable, and such transfers shall be registrable; or

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  other circumstances, if any, as may be described in the applicable prospectus supplement.

        All debt securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct. The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

        Debt securities which are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of such depositary or its nominee. Upon the issuance of such global security, and the deposit of such global security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the accounts of institutions that have accounts with such depositary or its nominee (the "Participants"). The accounts to be credited will be designated by the underwriters or agents of such debt securities or by us, if such debt securities are offered and sold directly by us.

        Ownership of beneficial interests in such global security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for such global security or by Participants or persons that hold through Participants.

        The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such global securities.

        So long as the depositary, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on debt securities will be made to the depositary or its nominee as the registered owner or bearer as the case may be of the global security representing such debt securities. Each person owning a beneficial interest in such global security must rely on the procedures of the depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the indenture. If we request any action of holders or if an owner of a beneficial interest in such global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depositary will authorize the Participants to give such notice or take such action, and Participants would authorize beneficial owners owning through such Participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        The rights of any holder of a debt security to receive payment of principal and premium of, if any, and interest on such debt security, on or after the respective due dates expressed or provided for in such debt security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the holders.

        Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or receiving any records relating to such beneficial ownership interests.

        We expect that the depositary or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by Participants to owners of beneficial interests in such global security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants.

        If the depositary for a global security representing debt securities of a particular series is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue debt securities of such series in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a particular series represented by one or more global securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the global securities representing debt securities of such series.

Covenants

        Except as permitted under "Consolidation, Merger and Sale of Assets," the indenture will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (declaration and statutory) and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the holders of the debt securities.

        The indenture will require us to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon us except any tax, assessment, charge or claim whose amount or applicability is being contested in good faith.

        Reference is made to the indenture and applicable prospectus supplement for information with respect to any additional covenants specific to a particular series of debt securities.

Consolidation, Merger and Sale of Assets

        Except as set forth in the applicable prospectus supplement, the indenture will provide that we shall not consolidate with, or sell, assign, transfer, lease or convey all or substantially all of our assets, or merge into, to any person unless:

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  we are the surviving entity or, in the event that we are not the surviving entity, the entity formed by the transaction (in a consolidation) or the entity which received the transfer of assets is a corporation organized under the laws of any state of the United States or the District of Columbia;

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  such entity assumes all of our obligations under the debt securities and the indenture; and

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  immediately after giving effect to the transaction, no event of default, as defined in the indenture, shall have occurred and be continuing.

        Notwithstanding the foregoing, we may merge with another person or acquire by purchase or otherwise all or any part of the property or assets of any other corporation or person in a transaction in which we are the surviving entity.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, the following are events of default with respect to any series of debt securities issued under the indenture:

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  failure to pay principal of any debt security of that series when due and payable at maturity, upon acceleration, redemption or otherwise;

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  failure to pay any interest on any debt security of that series when due, and the default continues for 30 days;

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  failure to comply with any covenant or warranty contained in the indenture, other than covenants or warranties contained in the indenture solely for the benefit of other series of debt securities, and the default continues for 30 days after notice from the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series;

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  certain events of bankruptcy, insolvency or reorganization; and

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  any other event of default provided with respect to that particular series of debt securities.

        If an event of default occurs and continues, then upon written notice to us the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the unpaid principal amount of, and any accrued and unpaid interest on, all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul such acceleration:

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  if all events of default other than the nonpayment of principal of or interest on the debt securities of that series which have become due solely because of the acceleration have been waived or cured; and

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  the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to waiver of defaults, see "Amendment, Supplement and Waiver" below.

        The indenture will provide that, subject to the duty of the trustee during an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

        We will be required to furnish to the trustee under the indenture annually a statement as to the performance by us of our obligations under that indenture and as to any default in such performance.

Discharge of Indenture and Defeasance

        Except as otherwise set forth in the applicable prospectus supplement, we may terminate our obligations under the debt securities of any series, and the corresponding obligations under the indenture when:

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  we have paid or deposited with the trustee funds or United States government obligations in an amount sufficient to pay at maturity all outstanding debt securities of such series, including interest other than destroyed, lost or stolen debt securities of such series which have not been replaced or paid;

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  all outstanding debt securities of such series have been delivered (other than destroyed, lost or stolen debt securities of such series which have not been replaced or paid) to the trustee for cancellation; or

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  all outstanding debt securities of any series have become due and payable; and

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  we have paid all other sums payable under the indenture.

        In addition, we may terminate substantially all our obligations under the debt securities of any series and the corresponding obligations under the indenture if:

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  we have paid or deposited with the trustee, in trust an amount of cash or United States government obligations sufficient to pay all outstanding principal of and interest on the then outstanding debt securities of such series at maturity or upon their redemption, as the case may be;

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  such deposit will not result in a breach of, or constitute a default under, the indenture;

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  no default or event of default shall have occurred and continue on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after such date;

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  we deliver to the trustee a legal opinion that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of such option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such option had not been exercised; and

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  certain other conditions are met.

        We shall be released from our obligations with respect to the covenants to deliver reports required to be filed with the SEC and an annual compliance certificate, and to make timely payments of taxes (including covenants described in a prospectus supplement) and any event of default occurring because of a default with respect to such covenants as they related to any series of debt securities if:

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  we deposit or cause to be deposited with the trustee in trust an amount of cash or United States government obligations sufficient to pay and discharge when due the entire unpaid principal of and interest on all outstanding debt securities of any series;

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  such deposit will not result in a breach of, or constitute a default under, the indenture;

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  no default or event of default shall have occurred and be continuing on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after such date;

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  we deliver to the trustee a legal opinion that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of such option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such option had not been exercised; and

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  certain other conditions are met.

        Upon satisfaction of such conditions, our obligations under the indenture with respect to the debt securities of such series, other than with respect to the covenants and events of default referred to above, shall remain in full force and effect.

        Notwithstanding the foregoing, no discharge or defeasance described above shall affect the following obligations to or rights of the holders of any series of debt securities:

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  rights of registration of transfer and exchange of debt securities of such series;

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  rights of substitution of mutilated, defaced, destroyed, lost or stolen debt securities of such series;

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  rights of holders of debt securities of such series to receive payments of principal thereof and premium, if any, and interest thereon when due;

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  rights, obligations, duties and immunities of the trustee;

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  rights of holders of debt securities of such series as beneficiaries with respect to property deposited with the trustee and payable to all or any of them; and

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  our obligations to maintain an office or agency in respect of the debt securities of such series.

Transfer and Exchange

        A holder of debt securities may transfer or exchange such debt securities in accordance with the indenture. The registrar for the debt securities may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture. The registrar is not required to transfer or exchange any debt security selected for redemption or any debt security for a period of 15 days before a selection of debt security to be redeemed.

        The registered holder of a debt security may be treated as the owner of such security for all purposes.

Amendment, Supplement and Waiver

        Subject to certain exceptions, the terms of the indenture or the debt securities may be amended or supplemented by us and the trustee with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the amendment with each series voting as a separate class. Without the consent of any holder of the debt securities, we and the trustee may amend the terms of the indenture or the debt securities to:

  •
  cure any ambiguity, defect or inconsistency;

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  provide for the assumption of our obligations to holders of the debt securities by a successor corporation;

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  provide for uncertificated debt securities in addition to certificated debt securities;

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  make any change that does not adversely affect the rights of any holder of the debt securities in any material respect;

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  add to, change or eliminate any other provisions of the indenture in respect of one or more series of debt securities if such change would not (i) apply to any security of any series created prior to the execution of a supplemental indenture and entitled to the benefit of such provision and (ii) modify the rights of the holder of any such security with respect to such provision or become effective only when there is no outstanding security of any series created prior to the execution of such supplemental indenture and entitled to such benefits;

  •
  establish any additional series of debt securities; or

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  comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

        However, holders of each series of debt securities affected by a modification must consent to modifications that have the following effect:

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  reduce the principal amount of debt securities the holders of which must consent to an amendment, supplement or waiver of any provision of the indenture;

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  reduce the rate or change the time for payment of interest on any debt security;

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  reduce the principal of or change the fixed maturity of any debt securities;

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  change the date on which any debt security may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

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  make any debt security payable in currency other than that stated in the debt security;

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  waive any existing default or event of default and the consequences with respect to that series;

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  modify the right of any holder to receive payment of principal or interest on any debt security on or after the respective due dates expressed or provided for in the debt security;

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  impair the right of any holder to institute suit for the enforcement of any payment in or with respect to any such debt security; or

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  make any change in the foregoing amendment provisions which require each holder's consent.

        Any existing default may be waived with the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of the series affected thereby.

        The consent of the holders of debt securities is not necessary to approve the particular form of any proposed amendment to any indenture. It is sufficient if any consent approves the substance of the proposed amendment.

Replacement Securities

        Any mutilated certificate representing a debt security or a certificate representing a debt security with a mutilated coupon will be replaced by us at the expense of the holder upon surrender of such certificate to the trustee. Certificates representing debt securities or coupons that become destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery to us and the trustee of evidence of any destruction, loss or theft satisfactory to us and the trustee, provided that neither we nor the trustee has been notified that such certificate or coupon has been acquired by a bona fide purchaser. In the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new certificate representing the debt security in exchange for the certificate representing the debt security to which such coupon appertains. In the case of a destroyed, lost or stolen certificate representing the debt security or coupon, an indemnity bond satisfactory to the trustee and us may be required at the expense of the holder of such debt security before a replacement certificate will be issued.

Regarding the Trustee

        We will identify in the prospectus supplement relating to any series of debt securities the trustee with respect to such series. The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain certain limitations on the rights of the trustee, should it become a creditor of our company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates; provided, however, that if it acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate such conflict or resign.

        The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The Trust Indenture Act and the indenture provide that in case an event of default shall occur, and be continuing, the trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs. Subject to such provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities issued thereunder, unless they have offered to the trustee indemnity satisfactory to it.

 DESCRIPTION OF WARRANTS

        The following description of our warrants for the purchase of our common stock and/or preferred stock in this prospectus contains the general terms and provisions of the warrants. The particular terms of any offering of warrants will be described in a prospectus supplement relating to such offering. The statements below describing the warrants are subject to and qualified by the applicable provisions of our certificate of incorporation, bylaws and the relevant provisions of the laws of the State of Delaware.

General

        We may issue warrants for the purchase of our common stock and/or preferred stock. We may issue warrants independently or together with any of our securities, and warrants also may be attached to our securities or independent of them. We may issue series of warrants under a separate warrant agreement between us and a specified warrant agent described in the prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        As of November 19, 2010, the only warrants issued and outstanding consisted of warrants to purchase 47,564 shares of our common stock.

Terms

        A prospectus supplement will describe the specific terms of any warrants that we issue or offer, including:

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  the title of the warrants;

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  the aggregate number of warrants;

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  the price or prices at which the warrants will be issued;

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  the currencies in which the price or prices of the warrants may be payable;

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  the designation, amount and terms of our capital stock purchasable upon exercise of the warrants;

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  the designation and terms of our other securities, if any, that may be issued in connection with the warrants, and the number of warrants issued with each corresponding security;

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  if applicable, the date that the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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  the prices and currencies for which the securities purchasable upon exercise of the warrants may be purchased;

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  the date that the warrants may first be exercised;

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  the date that the warrants expire;

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  the minimum or maximum amount of warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  a discussion of certain federal income tax considerations; and

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  any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

        Each warrant will entitle the holder to purchase for cash the shares of preferred stock or common stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the shares of preferred stock or common stock purchasable upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

 DESCRIPTION OF RIGHTS

        We may issue rights to purchase our common stock or preferred stock, in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and a prospectus supplement to our stockholders on the record date that we set for receiving rights in such rights offering. The applicable prospectus supplement or free writing prospectus will describe the following terms of rights in respect of which this prospectus is being delivered:

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  the title of such rights;

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  the securities for which such rights are exercisable;

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  the exercise price for such rights;

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  the date of determining the security holders entitled to the rights distribution;

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  the number of such rights issued to each security holder;

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  the extent to which such rights are transferable;

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  if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;

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  the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

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  the conditions to completion of the rights offering;

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  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

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  the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

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  if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

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  any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

        Each right will entitle the holder thereof the right to purchase for cash such amount of shares of common stock or preferred stock, or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void. Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the proper completion and due execution of the rights certificate at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock and/or preferred stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

 DESCRIPTION OF UNITS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we may file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

        We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including:

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  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions of the governing unit agreement that differ from those described below; and

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Capital Stock," "Description of Debt Securities," "Description of Warrants," and "Description of Rights" will apply to each unit and to any common stock, preferred stock, debt security, warrant or right included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

        Zhongpin, the unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

LEGAL MATTERS

        The validity of the issuance of the securities offered by this prospectus will be passed upon for us by O'Melveny & Myers LLP.

EXPERTS

        The consolidated financial statements of our company for the years ended December 31, 2009 and 2008 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2009 ("2009 Form 10-K") and have been so incorporated in reliance upon the reports of BDO China Li Xin Da Hua CPA Co., Ltd., an independent registered public accounting firm, incorporated by reference elsewhere herein and given upon the authority of such firm as an expert in auditing and accounting.

        The consolidated financial statements of our company for the year ended December 31, 2007, have been incorporated by reference herein from our 2009 Form 10-K and have been so incorporated in reliance upon the reports of Child, Van Wagoner & Bradshaw, PLLC, an independent registered public accounting firm, incorporated by reference elsewhere herein and given upon the authority of such firm as an expert in auditing and accounting.

5,000,000 Shares

Zhongpin Inc.

Common Stock

PROSPECTUS SUPPLEMENT
March 18, 2011

Credit Suisse

Cowen and Company                                  Oppenheimer & Co.

Maxim Group LLC